                                                                     EXHIBIT 2.2

                           STOCK PURCHASE AGREEMENT

                          DATED AS OF APRIL 23, 1998

                                 BY AND AMONG

                  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.

                                      AND

                        INTERNATIONAL TELEPHONE COMPANY

                                      AND

                               ITS STOCKHOLDERS

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        -------

                                   ARTICLE I

DEFINITIONS

     Section 1.1     Certain Definitions.................................. 1
                     -------------------
     Section 1.2     Terms Generally...................................... 6
                     ---------------

                                  ARTICLE II

PURCHASE AND SALE OF STOCK

     Section 2.1     Transfer of Stock.................................... 6
                     -----------------
     Section 2.2     Purchase Price....................................... 7
                     --------------
     Section 2.3     Registration Rights.................................. 8
                     -------------------

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Section 3.1     Corporate Organization............................... 11
                     ----------------------
     Section 3.2     Ownership of Stock................................... 11
                     ------------------
     Section 3.3     Authorization, Etc................................... 11
                     ------------------
     Section 3.4     No Approvals or Conflicts............................ 12
                     -------------------------
     Section 3.5     Capital Stock........................................ 12
                     -------------
     Section 3.6     Financial Statements................................. 13
                     --------------------
     Section 3.7     Legal Compliance..................................... 13
                     ----------------
     Section 3.8     Litigation........................................... 13
                     ----------
     Section 3.9     Judgments, etc....................................... 14
                     --------------
     Section 3.10    Changes.............................................. 14
                     -------
     Section 3.11    Taxes................................................ 14
                     -----
     Section 3.12    Employee Matters..................................... 15
                     ----------------
     Section 3.13    Labor................................................ 17
                     -----
     Section 3.14    Title to Properties; Encumbrances.................... 17
                     ---------------------------------
     Section 3.15    Intentionally Omitted................................ 18
                     ---------------------
     Section 3.16    Leases............................................... 18
                     ------
     Section 3.17    Intentionally Omitted................................ 18
                     ---------------------
     Section 3.18    Intellectual Property................................ 18
                     ---------------------
     Section 3.19    Insurance............................................ 19
                     ---------
     Section 3.20    Agents and Customers................................. 19
                     --------------------
     Section 3.21    Certain Environmental Matters........................ 19
                     -----------------------------
     Section 3.22    Contracts............................................ 20
                     ---------
     Section 3.23    Affiliate Transactions............................... 20
                     ----------------------

     Section 3.24    No Brokers' or Other Fees......................... 21
                     -------------------------
     Section 3.27    Registration Statement............................ 21
                     ----------------------
     Section 3.28    Representations and Warranties Generally.......... 21
                     ----------------------------------------

                                  ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 4.1     Corporate Organization............................ 23
                     ----------------------
     Section 4.2     Authorization, Etc................................ 23
                     ------------------
     Section 4.3     No Approvals or Conflicts......................... 23
                     -------------------------
     Section 4.4     Capital Stock..................................... 24
                     -------------
     Section 4.5     Financial Statements.............................. 24
                     --------------------
     Section 4.6     Legal Compliance.................................. 24
                     ----------------
     Section 4.7     Litigation........................................ 25
                     ----------
     Section 4.8     Judgments, etc.................................... 25
                     --------------
     Section 4.9     Changes........................................... 25
                     -------
     Section 4.10    Taxes............................................. 25
                     -----
     Section 4.11    Employee Matters.................................. 26
                     ----------------
     Section 4.12    Labor............................................. 28
                     -----
     Section 4.13    Title to Properties; Encumbrances................. 28
                     ---------------------------------
     Section 4.14    Intentionally O................................... 29
                     ---------------
     Section 4.15    Leases............................................ 29
                     ------
     Section 4.16    Intentionally Omitted............................. 29
                     ---------------------
     Section 4.17    Intellectual Property............................. 29
                     ---------------------
     Section 4.18    Insurance......................................... 30
                     ---------
     Section 4.19    Agents and Customers.............................. 30
                     --------------------
     Section 4.20    Certain Environmental Matters..................... 30
                     -----------------------------
     Section 4.21    Contracts......................................... 31
                     ---------
     Section 4.22    Affiliate Transactions............................ 31
                     ----------------------
     Section 4.23    No Brokers' or Other Fees......................... 32
                     -------------------------
     Section 4.26    Purchaser Common Stock............................ 32
                     ----------------------
     Section 4.27    Intentionally Omitted............................. 33
                     ---------------------
     Section 4.28    Representations and Warranties Generally.......... 33
                     ----------------------------------------

                                   ARTICLE V

COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

     Section 5.1     Access............................................ 35
                     ------
     Section 5.2     Ordinary Course................................... 35
                     ---------------
     Section 5.3     Representations and Warranties.................... 37
                     ------------------------------
     Section 5.4     No Breach......................................... 37
                     ---------
     Section 5.5     Financial Statements.............................. 37
                     --------------------
     Section 5.6     Litigation........................................ 37
                     ----------
     Section 5.7     Closing Conditions................................ 37
                     ------------------

     Section 5.8     Employee Benefit Plans............................ 37
                     ----------------------
     Section 5.9     Contracts......................................... 37
                     ---------
     Section 5.10    Reciprocal Telecommunications Agreement........... 37
                     ---------------------------------------
     Section 5.11    No Shop........................................... 38
                     -------

                                  ARTICLE VI

PURCHASER'S COVENANTS

     Section 6.1     Access............................................ 39
                     ------
     Section 6.2     Ordinary Course................................... 39
                     ---------------
     Section 6.3     Representations and Warranties.................... 41
                     ------------------------------
     Section 6.4     No Breach......................................... 41
                     ---------
     Section 6.5     Financial Statements.............................. 41
                     --------------------
     Section 6.6     Litigation........................................ 41
                     ----------
     Section 6.7     Closing Conditions................................ 41
                     ------------------
     Section 6.8     Employee Benefit Plans............................ 41
                     ----------------------
     Section 6.9     Proposed Public Offering.......................... 41
                     ------------------------
     Section 6.10    Reciprocal Telecommunications Agreement........... 41
                     ---------------------------------------
     Section 6.11    Public Announcement............................... 41
                     -------------------
     Section 6.12    Confidentiality................................... 42
                     ---------------
     Section 6.13    Standstill Agreement.............................. 42
                     --------------------
     Section 6.14    Standstill Payments............................... 42
                     -------------------

                                  ARTICLE VII

CONDITIONS OF PURCHASER'S OBLIGATIONS TO CLOSE

     Section 7.1     Representations and Warranties True............... 43
                     -----------------------------------
     Section 7.2     Performance....................................... 43
                     -----------
     Section 7.3     No Material Change................................ 43
                     ------------------
     Section 7.4     Stockholder and Company  Certificate.............. 43
                     ------------------------------------
     Section 7.5     No Injunction..................................... 43
                     -------------
     Section 7.6     Employment/Consulting Agreements.................. 43
                     --------------------------------
     Section 7.7     Stockholder Approval; Approval of Board of
                     ------------------------------------------
                     Directors of the Company.......................... 43
                     ------------------------
     Section 7.8     Stockholder Action................................ 43
                     ------------------
     Section 7.9     Completion of Necessary Financing/Listing
                     -----------------------------------------
                     on Stock Market................................... 44
                     ---------------
     Section 7.10    Consents.......................................... 44
                     --------
     Section 7.11    Disclosure Schedules.............................. 44
                     --------------------
     Section 7.12    Conditions Generally.............................. 44
                     --------------------

                                  ARTICLE VIII

CONDITIONS OF THE COMPANY'S AND
THE STOCKHOLDERS' OBLIGATIONS TO CLOSE

     Section 8.1     Representations and Warranties True............... 45
                     -----------------------------------
     Section 8.2     Performance....................................... 45
                     -----------
     Section 8.3     No Material Change................................ 45
                     ------------------
     Section 8.4     Purchaser Certificate............................. 45
                     ---------------------
     Section 8.5     No Injunction..................................... 45
                     -------------
     Section 8.6     Employment/Consulting Agreements.................. 45
                     --------------------------------
     Section 8.7     Purchaser Action.................................. 45
                     ----------------
     Section 8.8     Approval of Board of Directors of Purchaser....... 45
                     -------------------------------------------
     Section 8.9     Completion of Necessary Financing/Listing on
                     --------------------------------------------
                     Stock Market...................................... 46
                     ------------
     Section 8.10    Consents.......................................... 46
                     --------
     Section 8.11    Release of Guarantees............................. 46
                     ---------------------
     Section 8.12    Disclosure Schedules.............................. 46
                     --------------------
     Section 8.13    Conditions Generally.............................. 46
                     --------------------

                                  ARTICLE IX

DELIVERIES OF THE STOCKHOLDERS

     Section 9.1     Stock Certificates................................ 47
                     ------------------
     Section 9.2     Resignations...................................... 47
                     ------------
     Section 9.3     Letters to Banks.................................. 47
                     ----------------
     Section 9.4     Stockholders Certificate.......................... 47
                     ------------------------
     Section 9.5     Good Standing Certificates........................ 47
                     --------------------------
     Section 9.6     Secretary's Certificate........................... 47
                     -----------------------
     Section 9.7     Employment/Consulting Agreements.................. 47
                     --------------------------------
     Section 9.8     Other Deliveries.................................. 47
                     ----------------
     Section 9.9     Escrow Agreement.................................. 47
                     ----------------
     Section 9.10    Releases.......................................... 47
                     --------
     Section 9.11    Personal Guarantee................................ 48
                     ------------------

                                   ARTICLE X

DELIVERIES OF PURCHASER ON THE CLOSING DATE

    Section 10.1     Payments.......................................... 49
                     --------
    Section 10.2     Secretary's Certificate........................... 49
                     -----------------------
    Section 10.3     Purchaser Certificate............................. 49
                     ---------------------
    Section 10.4     Escrow Agreement.................................. 49
                     ----------------
    Section 10.5     Employment/Consulting Agreement................... 49
                     -------------------------------
    Section 10.6     Other Deliveries.................................. 49
                     ----------------


                                  ARTICLE XI

INDEMNIFICATION

    Section 11.1     Indemnification by the Stockholders............... 50
                     -----------------------------------
    Section 11.2     Indemnification by Purchaser...................... 50
                     ----------------------------
    Section 11.3     Procedures for Third-Party Claims................. 51
                     ---------------------------------
    Section 11.4     Direct Claim...................................... 53
                     ------------
    Section 11.5     Limitations of Indemnification Obligations........ 53
                     ------------------------------------------
    Section 11.6     Recourse for Indemnification by the Stockholders.. 54
                     ------------------------------------------------
    Section 11.7     WorldCom Dispute.................................. 56
                     ----------------
    Section 11.8     Survival of Representations, Warranties and
                     -------------------------------------------
                     Covenants......................................... 57
                     ---------
    Section 11.9     Third Parties..................................... 57
                     -------------

                                  ARTICLE XII

TERMINATION

     Section 12.1    Termination of this Agreement..................... 58
                     -----------------------------
     Section 12.2    Effect of Termination............................. 58
                     ---------------------
     Section 12.3    Sole Remedy for Termination....................... 59
                     ---------------------------

                                 ARTICLE XIII

MISCELLANEOUS

     Section 13.1     Entire Agreement................................. 60
                      ----------------
     Section 13.2     Amendments....................................... 60
                      ----------
     Section 13.3     Governing Law.................................... 60
                      -------------
     Section 13.4     Representation by Counsel........................ 60
                      -------------------------
     Section 13.5     Benefit of Parties; Assignment................... 60
                      ------------------------------
     Section 13.6     Expenses......................................... 60
                      --------
     Section 13.7     Counterparts..................................... 61
                      ------------
     Section 13.8     Headings......................................... 61
                      --------
     Section 13.9     Notices.......................................... 61
                      -------
     Section 13.10    No Offer......................................... 62
                      --------
     Section 13.11    Further Assurances............................... 62
                      ------------------
     Section 13.12    Access By Stockholders After Closing............. 62
                      ------------------------------------
     Section 13.13    Time of Essence.................................. 63
                      ---------------

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 23, 1998, is entered into by and among COMMUNICATIONS SYSTEMS INTERNATIONAL, INC., a Colorado corporation ("Purchaser"), INTERNATIONAL TELEPHONE COMPANY, a Delaware corporation (the "Company"), and the STOCKHOLDERS of the Company set forth on the signature pages hereto (such STOCKHOLDERS being hereafter individually referred to as "Stockholder" and collectively referred as the "Stockholders").

                                   RECITALS:

     A. The Stockholders own (beneficially or of record or both) all of the issued and outstanding capital stock of the Company, consisting of 1,200 shares of common stock, par value $.01 per share (the "Stock").

     B. Purchaser desires to purchase and the Stockholders desire to sell, all of the Stock upon the terms and conditions set forth herein.

     C. The Boards of Directors of Purchaser and the Company deem it advisable and in the best interests of their shareholders and Stockholders, respectively, that Purchaser acquire the Company.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1       Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the meanings set forth or as referenced below:

     "Actions" shall mean any litigation and proceedings of any nature, whether at law or in equity, before any court, arbitrator, arbitration panel, mediator or Governmental Authority.

     "Affiliate" of a Person shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

     "Benefit Plans" shall have the meaning set forth in Section 3.12(d).

     "Business Day" shall mean any day except a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are obligated by law, regulation or governmental order to close.

     "Closing" shall mean the closing of the transactions contemplated hereby, which shall take place at the offices of Parcel, Mauro & Spaanstra, P.C., 1801 California St., Suite 3600, Denver, Colorado, on the Closing Date commencing at 10:00 A.M. local time, or at such other time or place as the parties may agree upon in writing. It is anticipated that the Closing shall occur simultaneously with the closing of the Proposed Public Offering.

     "Closing Date" shall mean the date on which the Closing is consummated.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean International Telephone Company, a Delaware corporation.

     "Company Balance Sheet Date" shall mean October 31, 1997.

     "Company Disclosure Schedule" shall mean the disclosure schedule delivered to Purchaser by the Company and the Stockholders on or prior to the date of this Agreement.

     "Company Financial Statements" shall have the meaning set forth in Section 3.6.

     "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated April 3, 1997, from Purchaser to the Company and the Stockholders.

     "Contracts" shall mean all contracts, agreements, indentures, licenses, leases, commitments, arrangements, sales orders and purchase orders of every kind, whether written or oral.

     "Controlled Group" shall have the meaning set forth in Section 3.13(f).

     "Damages" shall mean, collectively, losses, Liabilities, Liens, costs, damages, claims and expenses (including reasonable fees and disbursements of counsel, consultants or experts and expenses of investigation), and, without limiting the generality of the foregoing, with regard to environmental matters shall also include specifically response costs, corrective action costs, natural resource damages, costs to comply with orders or injunctions, damages or awards for property damage or personal injury, fines, penalties and costs for testing, remediation or cleanup costs, including those related to administrative review of site remediation.

     "Direct Claim" shall have the meaning set forth in Section 11.4.

     "Dispute" shall have the meaning set forth in Section 13.12(a).

     "Dollars" and "$" shall mean United States dollars.

     "Employment Laws" shall mean all federal, state, local and municipal Laws in effect at or prior to Closing relating to employees, dependent contractors and independent contractors and their employment, or rendition of services, including but not limited to taxation, health, labor, labor/management relations, occupational health and safety, pay equity, employment equity or discrimination, employment standards, benefits and workers' compensation.

     "Environment" shall mean the environment or natural environment as defined in any Environmental Laws, including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata and any sewer system.

     "Environmental Claim" shall mean any litigation, proceeding, investigation, prosecution, order, citation, directive or notice (written or oral) by any Person alleging potential liability for Damages arising out of, based on or resulting from (a) the presence, or release or threatened release into the environment, of any Hazardous Material at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Damages thereunder.

     "Environmental Laws" shall mean all federal, state, local and municipal Laws in existence, enacted or in effect at or prior to Closing relating to pollution or protection of public health and safety, the workplace and the Environment, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, labeling, advertising, sale, display or handling of Hazardous Materials.

     "Environmental Liabilities" shall mean Damages relating to or arising in anyway from Environmental Laws or Environmental Claims, or both.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Escrow Agent" shall mean Merrill Lynch and any successor escrow agent under the terms of the Escrow Agreement.

     "Escrow Agreement" shall have the meaning set forth in Section 7.9.

     "GAAP" shall mean generally accepted accounting principles, as in effect in the United States, from time to time.

     "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, provincial, state, regional, local or municipal.

     "Hazardous Materials" shall mean those materials that are regulated by or form the basis of liability under Environmental Laws and includes, without limitation, (i) all substances identified under any Environmental Law as a pollutant, contaminant, hazardous substance, liquid, industrial or solid or hazardous waste, hazardous material or toxic substance, dangerous substance or dangerous good, (ii) petroleum or petroleum derived substance or waste, (iii) asbestos or asbestos-containing material, (iv) PCBs or PCB-containing materials or fluids, (v) any other substance with respect to which a Governmental Authority may require environmental investigation or remediation and (vi) any radioactive material or substance.

     "Indemnifying Party" shall mean any Person or Persons required to provide indemnification under this Agreement.

     "Indemnitee" shall mean any Person or Persons entitled to indemnification under Article XI of this Agreement.

     "Insurance Policies" shall have the meaning set forth in Section 3.19.

     "Investigation" shall mean any investigation of any nature conducted by or before any Governmental Authority.

     "Laws" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, permits and bylaws of a Govern-mental Authority.

     "Liabilities" shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or nonmonetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

     "Lien" shall mean any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest or encumbrance of any nature and in the case of securities any put, call or similar right of a third party with respect to such securities.

     "Material Adverse Effect" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate, a material adverse effect on or change in (a) any of the business, condition (financial or otherwise), operations, assets or liabilities, taken as a whole of the Company or Purchaser, as the case may be, (b) the legality or enforceability against the Stockholders of this Agreement or (c) the ability of any Stockholder to perform its material obligations and to consummate the transactions under this Agreement. For purposes of clause (a) of this definition and without limiting the generality of the foregoing, an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s) individually or in the aggregate with respect to which the Company or Purchaser would reasonably be expected to have $25,000 in the aggregate or more in Damages being asserted against, imposed upon or sustained by any of them shall constitute a "material adverse" effect or change.

     "Notice of Settlement" shall have the meaning set forth in Section 11.3(c).

     "Notice to Contest" shall have the meaning set forth in Section 11.3(c).

     "Notice to Defend" shall have the meaning set forth in Section 11.3(a).

     "Pension Plan" shall have the meaning set forth in Section 3.12(f).

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, firm, partnership or other entity or government or Governmental Authority.

     "Plans" shall have the meaning set forth in Section 3.12(f).

     "Proposed GlobalTel Merger" shall mean a merger between Purchaser and GlobalTel Resources, Inc.

     "Proposed Public Offering" shall mean an underwritten public offering and sale of securities of Purchaser with gross proceeds of at least $15,000,000 in connection therewith.

     "Proprietary Right" shall mean any trade name, trademark, service mark, patent, copyright, proprietary technology, know how, process and industrial design, and any application for any of the foregoing.

     "Purchase Price" shall have the meaning set forth in Section 2.2.

     "Purchaser" shall mean Communications Systems International, Inc., a Colorado corporation.

     "Purchaser Disclosure Schedule" shall mean the disclosure schedule delivered to the Company and the Stockholders by Purchaser on or prior to the date of this Agreement.

     "Purchaser Balance Sheet Date" shall mean October 31, 1997.

     "Purchaser Financial Statements" shall have the meaning set forth in
Section 4.6.

     "Purchaser Indemnitee" shall have the meaning set forth in Section 11.1.

     "Reciprocal Telecommunications Agreement" shall mean the reciprocal telecommunications agreement dated July 14, 1997 between the Company and Purchaser.

     "Returns" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

     "Standstill Agreements" shall mean the standstill agreements between Purchaser and the Company dated April 3, 1997 and October 31, 1997.

     "Standstill Payments" shall mean the payments pursuant to the Standstill Agreements.

     "Stock" shall have the meaning set forth in Recital A hereto.

     "Stockholder Indemnitee" shall have the meaning set forth in Section 11.2.

     "Stockholders" shall mean the Persons set forth as "Stockholders" on the signature pages to this Agreement.

     "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

     "Third Party Claim" shall have the meaning set forth in Section 11.3(a).

     "WorldCom" shall mean WorldCom, Inc. or any successor to such Person.

     "WorldCom Dispute" shall mean the lawsuit entitled "Worldcom, Inc. v. International Telephone Company d/b/a Interglobal Telephone Company" which was filed in the Superior Court for Judicial District of New Haven or any counter-claim, cross-claim, removal, arbitration, mediation or negotiation with respect to the claims set forth in such lawsuit.

     1.2       Terms Generally.  The definitions in Section 1.1 shall apply
               ---------------
               equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. With respect to any particular representation contained in this Agreement, "knowledge" when used to apply to the "knowledge" of Purchaser or of the Company shall mean that any employee of Purchaser or the Company with managerial or substantial responsibility for the subject matter of such representation had actual knowledge and (b) "knowledge" with respect to any Stockholder shall be deemed to mean that such Stockholder had actual knowledge.

     All references herein to Articles, Sections, paragraphs, Exhibits and Schedules shall be deemed references to this Agreement unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Annex, Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                    ARTICLE

                          PURCHASE AND SALE OF STOCK

     2.1       Transfer of Stock.  On the Closing Date and subject to the terms
               -----------------
               and conditions set forth in this Agreement, the Stockholders will sell, convey, assign, transfer and deliver all of the issued and outstanding Stock to Purchaser, free and clear of all Liens with respect thereto.

     2.2       Purchase Price.
               --------------

      (a) The total consideration (the "Purchase Price") to be paid and/or provided by Purchaser to Stockholders for the Stock shall be as set forth below which amounts shall be divided equally among the three Stockholders (i.e., one-third (1/3/rd/) each), to be paid as follows:

           (A) The Standstill Payments previously paid by Purchaser (i.e., $225,000 or such greater amount as actually paid);

           (B) (i) Purchaser shall, on the first anniversary of the Closing Date, deliver to the Stockholders (or their estates, in the case of deceased Stockholders who are natural Persons) Certificates for duly authorized, validly issued, fully paid and nonassessable shares of common stock of Purchaser ("Purchaser Common Stock") equal in number to $2,070,000 divided by the "Price to Public" of Purchaser Common Stock set forth on the cover of the final prospectus relating to the Proposed Public Offering; provided, however that the number of shares of Purchaser Common
                -----------------
      Stock to be issued and delivered may be reduced by set-off pursuant to
      Article XI hereof. Purchaser Common Stock shall be issued (and registered in the name of) one-third to each of the Stockholders.

               (ii) If any time after the completion of the Closing but prior to the issuance and delivery of Purchaser Common Stock pursuant to this subsection, Purchaser increases or decreases the number of its issued and outstanding shares of Common Stock of Purchaser, or changes in any way the rights and privileges of such shares of Common Stock, by means of (a) the payment of a share dividend or the making of any other distribution on such shares of Common Stock payable in its shares of Common Stock, (b) a split or subdivision of shares of Common Stock, or (c) a merger, consolidation or combination of shares of Common Stock, then the number of shares of Purchaser Common Stock to be issued pursuant to this subsection shall be proportionately adjusted so that the number of shares of Purchaser Common Stock shall be increased, decreased or changed in like manner, as if Purchaser Common Stock required to be issued pursuant to this Subsection immediately prior to the event had been issued, outstanding, fully paid and nonassessable at the time of such event. Any dividend paid or distributed on the shares of Common Stock in shares of any other class of Purchaser or securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent shares of Common Stock are issuable on the payment or conversion thereof. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a split, subdivision, consolidation or combination, be made as of the effective date thereof. Purchaser shall not be required to deliver fractions of shares of Common Stock; provided, however, that Purchaser shall purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the closing bid price on the trading day immediately preceding the day upon such Purchaser Common Stock is required to be delivered.

               (iii) The obligation of Purchaser to deliver Purchaser Common Stock shall not entitle the Stockholders to any of the rights of shareholders or to any dividend declared on the shares of Purchaser Common Stock unless the record date fixed by the Board of Directors of Purchaser for the determination of holders of shares of Common Stock entitled to such dividend or other right is set after the first anniversary of the Closing Date and the Stockholders are still holders of the Purchaser Common Stock as of such record date.

          (C) Purchaser shall pay a total of $3,300,000 (less the Standstill Payments previously paid and the Escrow Payments) in cash, payable by wire transfer or other immediately available funds on the Closing Date, payable one-third to each of the Stockholders (the "Cash Payments"); and

          (D) Purchaser shall pay to the Escrow Agent, in its capacity as the Escrow Agent under the terms of the Escrow Agreement with each of the Stockholders, a total of an amount equal to $385,430.00 in cash payable by wire transfer or other immediately available funds on the Closing, to be held and disbursed in accordance with the terms of the Escrow Agreement (the "Escrow Payments").

          (b) Purchaser agrees that: (a) it shall claim a tax basis in the Stock equal only to the sum of the Standstill Payments plus the Cash Payments plus the Escrow Payments until the Purchaser Common Stock is delivered pursuant to
Section 2.2(a)(B) hereof; (b) when the Purchaser Common Stock is delivered, it shall increase its tax basis in the Stock by the fair market value of the Purchaser Common Stock on such delivery date and (c) if delivery of the Purchaser Common Stock is deferred longer than one year after the Closing Date, Purchaser shall be required to report a portion of the Purchaser Common Stock as an interest payment in accordance with the Code and regulations promulgated thereunder. The Stockholders agree that they shall not report the transactions contemplated by this Agreement in a manner inconsistent therewith.

     2.3  Registration Rights.
          -------------------

          (a) At any time after the first anniversary of the Closing Date, any, some or all of the Stockholders shall have the right, exercisable by written notice to Purchaser (the "Registration Exercise Notice") to have Purchaser prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion within 30 days of such notice, at the sole expense of Purchaser, a Registration Statement on Form S-3 and such other documents, including a prospectus, if necessary (in the opinion of both counsel for Purchaser and counsel for the applicable Stockholder), in order to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), as to permit a public offering and sale of the Purchaser Common Stock by the Stockholders; provided however, that Purchaser shall not be
                             ----------------
               obligated to
               effect any such registration if Purchaser shall furnish to the Stockholders a certificate signed by the President of Purchaser stating that in the good faith judgment of the Board of Directors of Purchaser, it is currently entering into, or engaged in discussions with respect to, a transaction for which a Form 8-K, including financial statements, will need to be filed with the Commission, in which event Purchaser shall have the right to defer the filing of the Registration Statement for a period of not more than 90 days after receipt of the request of any of the Stockholders pursuant to this Section 2.3.

          (b) For the purposes of this Section 2.3, Purchaser shall not be deemed to have satisfied its obligations hereunder, unless Purchaser shall have:

               (i) Utilized its best efforts to cause the Registration Statement to become effective under the Act within ninety
                     (90) days from the date of filing with the Commission so as to permit a public offering and sale of the Purchaser Common Stock;

               (ii) Prepared and filed with the Commission such amendments and supplements, prospectuses and other documents in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by the Registration Statement;

               (iii) Filed such supplements and post-effective amendments as may be required in order that the Registration Statement shall remain effective for such period as is necessary to permit the Stockholders to dispose of all of the Purchaser Common Stock without regard as to whether any shares of the Purchaser Common Stock shall otherwise become freely tradable without restriction under the Act by any or all of the Stockholders pursuant to Rule 144 promulgated under the Act;

               (iv) Furnished to the Stockholders such number of copies of any prospectus in conformity with the requirements of the Act, and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the Purchaser Common Stock owned by the Stockholders;

               (v) Utilized its best efforts to register and qualify the securities covered by said Registration Statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by said Registration Statement, except no such registration shall be required in any jurisdiction where solely as a result of such registration Purchaser would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

               (vi) Paid any and all expenses incurred in connection with any registration pursuant to this Section 2.3 (excluding underwriter's discounts and brokerage or dealer commissions), including without limitation, all registration and qualification fees, printers' fees, accounting fees, and fees and disbursements of counsel for Purchaser.

     (c) In the event that Purchaser has not: (a) filed the Registration Statement with the Commission within 30 days of receipt of the Registration Exercise Notice then Purchaser shall pay to the Stockholders a penalty of $2,500 per day for each day such Registration Statement has not been filed in excess of such 30 days; or (b) utilized its best efforts to cause the Registration Statement to become effective within 90 days of filing such Registration Statement, then Purchaser shall pay to the Stockholders a penalty of $2,500 per day for each day said effectiveness is delayed beyond the expiration of such 90 day period. Said penalties shall be payable on a monthly basis, in arrears, commencing on the first day of the month following the expiration of such 30 or 90 day period, as the case may be, and on the first day of each month thereafter. Any indemnification obligation of Purchaser pursuant to Article XI hereof for breach of this Section 2.3 shall be reduced by any and all amounts which have been paid pursuant to this Subsection 2.3(c).

     2.4  Reports Under Exchange Act.  Notwithstanding the availability of the
          --------------------------
          Registration Rights set forth in Section 2.3, Purchaser acknowledges that in the event such Registration Statement shall not become effective, or in the event there shall be a default in the undertaking by Purchaser of its obligations pursuant to Section 2.3, the Stockholders may be required to rely upon an exemption under the Act for the purpose of disposing of the Purchaser Common Stock. Accordingly, with a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Act, and any other rule or regulation of the Commission that may at any time permit the Stockholders to sell the Purchaser Common Stock to the public without registration, Purchaser shall (a) make and keep "public information" available, as such terms are contemplated and defined in Rule 144, (b) file with the Commission in a timely manner all reports and other documents required of Purchaser under the Act (if any) and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and (c) furnish to each Stockholder, so long as each Stockholder owns any of the Purchaser Common Stock, forthwith upon request (i) a written statement by Purchaser that it has complied with the reporting requirements necessary to enable the Stockholders to sell the Purchaser Common Stock pursuant to Rule 144, (ii) a copy of the most recent annual or quarterly report of Purchaser, and (iii) such other reports and documents so filed by Purchaser as may be reasonably requested in availing a Stockholder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Company and each of the Stockholders jointly and severally (except with respect to Section 3.2 for which the Stockholders severally (but not jointly)) represent and warrant to Purchaser as follows.

     3.1  Corporate Organization.  The Company is a corporation duly organized,
          ----------------------
          validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries, and does not have an ownership interest in any Person other than as set forth in Section
          3.1 of the Company Disclosure Schedule attached to this Agreement (the "Company Disclosure Schedule"). The Company is qualified to do business in the jurisdictions set forth in Section 3.1 of the Company Disclosure Schedule. The Company has the corporate power and authority to own, lease and operate its respective properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership, lease or operation of its property or the conduct of its business requires such qualification, except jurisdictions in which the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. The Stockholders have delivered to Purchaser complete and correct copies of the charter documents and all amendments thereto to the date hereof of the Company.

     3.2  Ownership of Stock.  Each Stockholder represents as to the Stock to be
          ------------------
          acquired from such Stockholder that the Stock is owned by such Stockholder free and clear of all Liens with respect thereto, other than any restrictions imposed by federal and state securities laws. Each Stockholder represents as to the Stock to be acquired from such Stockholder that, upon the consummation of the transactions contemplated hereby, Purchaser will acquire from such Stockholder good title to the Stock that Purchaser purchases free and clear of all Liens with respect thereto, other than any the restrictions imposed by federal and state securities laws.

     3.3  Authorization, Etc.  The Company has full corporate power and
          -------------------
          authority to execute, deliver and perform its obligations under this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. The Company and each of the Stockholders has duly approved and authorized the execution and delivery of this Agreement and the documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings or other action on the part of the Company or any of the Stockholders are necessary to approve and authorize the execution, delivery and performance by the Company and each of the Stockholders of this Agreement and the documents and instruments contemplated hereby or the consummation by the Company and the Stockholders of the transactions contemplated hereby or thereby. This Agreement constitutes a legal, valid and binding agreement of the Company and each of the Stockholders, enforceable against the Company and each of the Stockholders in accordance with its terms, except as enforcement hereof may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

     3.4  No Approvals or Conflicts.  Except as set forth in Section 3.4 of the
          -------------------------
          Company Disclosure Schedule neither the execution, delivery or performance by the Company and the Stockholders of this Agreement nor the consummation by the Company and the Stockholders of the transactions contemplated hereby will (a) violate, conflict with or result in a breach of any provision of the certificate of incorporation, bylaws or other governing documents of the Company, and to the best of the Company's and the Stockholder's knowledge, and subject to Purchaser obtaining any and all required consents, approvals and authorizations from third parties and/or Government Authorities. (b) violate, conflict with or result in a breach of any provision of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the termination of, or accelerate or alter in any material way the performance required by or result in the creation of or give any party the right to create any Lien on any of the assets or properties of the Company under, any note, bond, mortgage, loan agreement, deed of trust, franchise, permit or other instrument or Contract to which any of the Company, the Stockholders or any of their respective properties may be bound, (c) violate any Law applicable to any of the Company, the Stockholders or any of their respective assets or properties, or (d) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority or other third party in connection with the execution, delivery and performance of this Agreement by the Stockholders or to enable the Company to continue to conduct its business and operations immediately after the Closing Date in the same manner in which they are presently conducted. The parties acknowledge that certain consents, approvals or authorizations of or notice to or declarations, filings or registrations with, one or more Governmental Authorities, (including, without limitation, the Federal Communications Commission ("FCC")) and/or other third parties may be required in connection with the execution, delivery and performance of this Agreement by the Company and/or Stockholders and/or to enable the Company to continue to conduct its business and operations immediately after the Closing Date in the same manner in which they are presently conducted. Purchaser shall be responsible for obtaining, giving and/or filing any and all such consents, approvals, authorizations, notices, declarations, filings or registrations; provided, however, the Company and the Stockholders shall reasonably assist Purchaser with respect to same; provided, further that if Purchaser decides not to obtain any such consents, approvals, authorizations, notices, declarations, filings or registrations, it shall not be required hereunder to obtain any such consents, approvals, authorizations, notices, declarations, filings or registrations.

     3.5  Capital Stock.  As of the date hereof, the authorized capital stock of
          -------------
          the Company consists of 1,200
          shares of common stock, par value $.01 per share, of which 1,200 shares of Stock are issued and outstanding and owned by the Stockholders. Section 3.5 of the Company Disclosure Schedule sets forth the name of each Person owning Stock and the amount of Stock owned by such Person. Other than the Stock held by the Stockholders, all of which are set forth and accounted for in Section 3.5 of the Company Disclosure Schedule, there are no shares of capital stock of the Company issued or outstanding. Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of Stock, including any rights of conversion or exchange under any outstanding securities or other instruments. All outstanding shares of Stock have been validly issued and are fully paid, nonassessable and free of preemptive or similar rights.

     3.6  Financial Statements.  The Company has delivered to Purchaser the
          --------------------
          audited balance sheets of the Company as of December 31, 1995 and 1996 and October 31, 1997 and related statements of earnings, changes in financial position and stockholder's equity for the periods ended on said dates. Such audited financial statements, including the notes thereto, accompanied by the unqualified reports of Richard A. Eisner & Company, LLP, certified public accountants are collectively referred to herein as the "Company Financial Statements." To the best of the Company's and Stockholders' knowledge, the Company Financial Statements are in accordance with the books and records of the Company, fairly present the consolidated financial position of the Company and its results of operations as of and for the periods indicated in accordance with GAAP and have been prepared in accordance with GAAP consistently applied. Except as set forth in Section 3.6 of the Company Disclosure Schedule and as disclosed in the Company Financial Statements, the Company does not have any material Liabilities (i.e., in excess of $25,000 as to any individual liability), whether or not of a nature required to be reflected or reserved against on a consolidated balance sheet in accordance with GAAP, except for Liabilities incurred by the Company in the ordinary course of business consistent with past practice that individually or in the aggregate would not have a Material Adverse Effect upon or change in any of the business, condition (financial or otherwise), operations, assets or liabilities of the Company taken as a whole. For purposes of this Section "Liabilities" shall not be deemed to include Contracts.

     3.7  Legal Compliance.  Except as set forth in Section 3.7 of the Company
          ----------------
          Disclosure Schedule, to the knowledge of the Company and the Stockholders; (i) the Company has complied and is in compliance with all Laws applicable to the Company and their business except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect and (ii) the Company holds all material licenses, permits and other authorizations of Governmental Authorities necessary to conduct its business as now being conducted or to continue to conduct its business as now being conducted. Except as set forth in Section 3.7 of the Company Disclosure Schedule and except for the transactions contemplated hereby, the Company has no knowledge of or intention to make any changes in the conduct of its business that will result in or cause the Company to be in noncompliance with applicable Laws or that will require changes in or a loss of any such licenses, permits or other authorizations or an increase in any expenses related thereto except where such noncompliance, change, loss or increase would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and the Stockholders, such licenses, permits and other authorizations as aforesaid held by the Company are valid and in full force and effect, and there are no
          (a) Actions pending, or to the knowledge of the Company or any Stockholder, threatened or (b) Investigations to the knowledge of the Company or any Stockholder pending or threatened that would reasonably be expected to result in the termination, impairment or nonrenewal thereof.

     3.8  Litigation.  Section 3.8(a) of the Company Disclosure Schedule lists
          ----------
          all (a) Actions pending, or to the knowledge of the Company and any Stockholder, threatened or (b) Investigations to the knowledge of the Company or any Stockholder pending or threatened against any of its properties. Except as set forth in Section 3.8(b) of the Company Disclosure Schedule, there are no (i) Actions pending or, to the Company's or any Stockholder's knowledge, threatened or (ii) Investigations to the knowledge of the Company or any Stockholder pending or threatened against, relating to or involving the Company (or any of its officers or directors in connection with the business and affairs of the Company) or any properties or rights of the Company
          (x) in which there is a reasonable likelihood of an adverse determination that would reasonably be expected to have a Material Adverse Effect, or (y) that questions or challenges the validity of this Agreement or any action taken or to be taken by the Stockholders pursuant to this Agreement. There is no Action pending or, to the knowledge of each Stockholder, threatened against or involving the Stockholders in their capacity as Stockholders, officers or directors of the Company.

     3.9  Judgments, etc.  Except as set forth in Section 3.9 of the
          ---------------
          Company Disclosure Schedule, the Company is not (a) subject to any judgment, injunction, order or decree of a Governmental Authority that has had or continues to have or would reasonably be expected to have a Material Adverse Effect or (b) in default of any judgment, injunction, order or decree of a Governmental Authority.

     3.10 Changes.  Since the Company Balance Sheet Date, except as
          --------
          disclosed in Section 3.10 of the Company Disclosure Schedule, to the knowledge of the Company and the Stockholders: (a) the business of the Company has in all material respects been conducted only in the ordinary course, consistent with past practice and consistent with the terms and conditions of this Agreement and no unusual cash payments or bonuses have been made or agreed to be made inconsistent with past practice; (b) there has been no direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution by the Company other than cash management procedures in the ordinary course of business consistent with past practice; and (d) there has been no material adverse effect or change in any of the business, condition (financial or otherwise), operations, assets or liabilities of the Company, as a whole (the foregoing to pertain only to matters respecting the Company in particular, as opposed to matters generally affecting the business in which the Company is engaged).

         3.11  Taxes.  (a) Except as set forth in Section 3.11(a) of the Company
               ------
               Disclosure Schedule, to the knowledge of the Company and the Stockholders the Company has (i) filed or will timely file with the appropriate Governmental Authorities all Returns (including, without limitation, those pertaining to telecommunications taxes, interstate and federal excise taxes, sales taxes and FCC mandated surcharges) which are required to be filed prior to the Closing Date by or with respect to the Company, and such Returns when filed are or will be correct and complete in all material respects and (ii) paid or will timely pay or made or will make provision for in the appropriate financial statements all material Taxes of the Company required to be shown to be due on such Returns; provided, however that the Company makes no representation with respect to, and Purchaser accepts full responsibility for, any unpaid federal excise taxes. There are no Liens for Taxes upon the assets of the Company except liens for current Taxes not yet due or Taxes being contested in good faith by appropriate proceedings and in each case where such Lien would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, neither the Company nor the Stockholders has received any written notice of deficiency or assessment from any taxing Governmental Authority with respect to liabilities for Taxes of the Company which have not been paid or finally settled, and any such deficiency or assessment disclosed in Section 3.11(a) of the Company Disclosure Schedule is being contested in good faith through appropriate proceedings.

               (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, the Company does not have any material Liability (i.e., in excess of $25,000) for the payment of Taxes, except such as are recorded in the Company Financial Statements or such Taxes as are not yet due, or such Taxes as have arisen since the Company Balance Sheet Date and for which adequate provision in the accounts of the Company has been made, and to the knowledge of the Company and the Stockholders the Company is not in arrears with respect to any required withholdings or installment payments of any Tax and has not filed any waiver or extension of the applicable statute of limitations for assessment of Taxes for a taxation year under the Code or any foreign, state or local law.

         3.12  Employee Matters.
               ----------------

               (a) Section 3.12(a) to the Company Disclosure Schedule lists all employment contracts and all other material contracts to which the Company is a party with dependent and independent contractors. Section 3.12(a) of the Company Disclosure Schedule sets forth the position held by each employee with the Company, and the annual salary and the length of employment of each employee.

               (b) Except as disclosed on Section 3.12(b) to the Company
                   Disclosure Schedule,

          (i) no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor rights,

          (ii) the Company has not received notice that any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent has applied to be certified as the bargaining agent of any of the Company's employees, and

          (iii) the Company has not received notice that any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent has applied to have the Company declared a related employer or successor employer pursuant to applicable labor legislation.

     (c) Except (i) as disclosed in Section 3.12(c) to the Company Disclosure Schedule and (ii) for remuneration paid to employees and independent contractors in the usual and ordinary course of business, no material payments have been made or authorized since the Company Balance Sheet Date by the Company to officers, directors, employees, or independent contractors of the Company.

     (d) Section 3.12(d) to the Company Disclosure Schedule contains a correct and complete in all material respects list of all bonus, deferred compensation, incentive compensation, share or stock bonus, share or stock purchase, share or stock appreciation right, share or stock option, severance pay or termination pay, health or other medical, life or other insurance, death benefit, disability, medical reimbursement, supplementary unemployment benefit, profit sharing, pension, retirement and every other benefit plan, program, agreement or arrangement ("Benefit Plans") maintained or contributed to or required to be contributed to by the Company thereof for the benefit of any current or former directors, officers, employees or independent contractors of the Company or their respective dependents or beneficiaries.

     (e) The Company shall provide, within 15 days of request, to Purchaser copies of the Company's Benefit Plans and all amendments thereto and make available to Purchaser all documents in the Company's possession pertaining to compensation practices, benefits and other terms and conditions of employment of all directors, officers or employees of the Company.

     (f) Each "employee pension benefit plan" as defined in Section 3(2) of ERISA that is subject to ERISA (a "Pension Plan") and that has been maintained or contributed to within the last three years by the Company or any trade or business (whether or not incorporated) that is under common control with the Company (as determined in accordance with Section 4001 of ERISA) or is a member of a "controlled group" with the Company (as defined in Section 4971(e)(2)(B) of the Code) (the "Controlled Group") is identified as such on Section 3.12(f) to the Company Disclosure Schedule. Each "employee welfare benefit plan" as defined in Section 3(1) of ERISA and that is subject to ERISA and that has been maintained or contributed to by any member of the Controlled Group is identified as such on Section 3.12(f) to the Company Disclosure Schedule. The Pension Plans and the employee welfare benefit plans shall be referred to collectively as "Plans. "

     (g) None of the Company's Pension Plans is subject to Title IV of ERISA or to the minimum funding standards of Code section 412. None of the Company's Pension Plans is a "multi-employer plan" as defined in
          Section 4001(a)(3) of ERISA and neither the Company nor any member of the Controlled Group has incurred or is expected to incur any withdrawal liability under ERISA with respect to any "multi-employer plan" or any single employer plan subject to Section 4063 of ERISA.

     (h) Neither the Company nor any member of the Company's Controlled Group is aware of any facts that would adversely affect the qualified status of any Pension Plan under Section 401 of the Code.

     (i) To the knowledge of the Company, there are no outstanding or pending Actions, claims (other than routine claims for benefits) or Investigations asserted or instituted against any of the Company's Plans or against the Company or any member of the Controlled Group or any fiduciary of the Plans with respect to the operation of the Company's Plans.

     (j) To the knowledge of the Company: (x) the Company's Plans have, in all material respects, been maintained, administered and operated in accordance with their terms and with all provisions of ERISA, the Code, and any other statute (including rules and regulations under ERISA, the Code and any other applicable statute) applicable thereto; and (y) neither the Company nor any member of the Controlled Group nor any "party in interest" or "disqualified person" within the control of the Company or any member of the Controlled Group with respect to the Company's Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA.

     (k) The Company shall furnish to Purchaser, within 15 days of request, copies of the latest summary plan description for each Plan of the Company. The Company shall furnish, within 15 days of request, to Purchaser copies, including all schedules and attachments, of each Form 5500 for each Plan of the Company for the last two years.

     (l) The Company has no knowledge of any fact, condition, or circumstance since the date of the documents provided pursuant to Section 3.12(e) above that would materially affect the information contained therein and no promises have been made by the Company to amend any Plan of the Company or to provide increased benefits thereunder, except as required by applicable law.

          (m) Except as disclosed in Section 3.12(m) to the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, the Company does not have any liability arising out of claims made or suits brought (including workers compensation, occupational health and safety, environmental, equal employment or nondiscrimination) for injury, sickness, disease, death or termination of employment of any employees or former employees of the Company to the extent attributable to an event occurring or facts and circumstances existing at or prior to Closing.

          (n) To the Stockholders' and the Company's knowledge, no Plan of the Company contains any term or provision that precludes or otherwise prohibits its termination.

3.13      Labor.  Except as set forth in Section 3.13 of the Company
          -----
          Disclosure Schedule, there are no labor strikes, disputes, slowdowns, work stoppages or other labor troubles or grievances or claims pending or, to the Company's or any Stockholder's knowledge, threatened against or involving the Company with respect to Employment Laws or collective bargaining agreements. No unfair labor practice complaint before the National Labor Relations Board, no charges pending before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable Governmental Authority, in any case relating to the Company or the conduct of its business, is pending or, to the knowledge of the Company or any Stockholder, threatened. The Company has not received notice, nor has any knowledge, of the intent of any Governmental Authority responsible for the enforcement of labor or Employment Laws to conduct any investigation of or relating to the Company or the conduct of its business. Except as set forth in Section 3.13 of the Company Disclosure Schedule to the knowledge of the Company and each of the Stockholders, (i) no employee or independent contractor of the Company whom the Stockholders consider to be a "key employee" or a contractor who accounts for more than 5% of the Company's revenues for the year ended October 31, 1997, has notified the Company of any plans to terminate his or her employment with the Company and (ii) no union organizing or election activities involving the Company's employees are in progress, or threatened.

3.14      Title to Properties; Encumbrances.  Section 3.14 of the Company
          ---------------------------------
          Disclosure Schedule contains a correct and complete list of all real property leased or regularly occupied in the conduct of business by the Company as of the date hereof. The Company does not own any real property. The Company has good title to or a valid leasehold interest in all of their respective properties and assets, real, personal and mixed property (tangible and intangible), which the Company purports to own or lease, respectively. None of the properties and assets of the Company owned, leased or held are subject to any material (i.e.,in excess of $25,000) Lien, except (i) Liens reflected in the Company Financial Statements, (ii) Liens specifically identified in Section 3.14 of the Company Disclosure Schedule securing specified liabilities or obligations with respect to which no known default exists and (iii) other Liens (including, without limitation, statutory liens for current Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and mechanics', carriers', materialmens' and similar liens imposed by law incurred in the ordinary course of business and not delinquent or which are being contested in good faith by appropriate proceedings) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.15      Intentionally Omitted.
          ---------------------

3.16      Leases.  Section 3.16 of the Company Disclosure Schedule contains
          ------
          a correct and complete list of all material leases pursuant to which the Company is the lessee of any real or personal property. Except as set forth in Section 3.16 of the Company Disclosure Schedule, to the knowledge of the Company, all such leases are valid and enforceable in accordance with their terms and are in full force and effect. Except as set forth in Section 3.16 of the Company Disclosure Schedule, no notice of any existing default under any lease has been received by the Company or given by the Company to any other party thereunder.

3.17      Intentionally Omitted.
          ---------------------

3.18      Intellectual Property.
          ---------------------

          (a)  Material Proprietary Rights.  Section 3.18(a) of the Company
               ---------------------------
               Disclosure Schedule contains a correct and complete list of all material Proprietary Rights which, to the knowledge of the Stockholders and the Company, are used or owned by the Company and registered with any Governmental Authority, and a list of all licenses and other agreements relating thereto. The Company has valid and enforceable rights to all such Proprietary Rights that are necessary to permit the Company to use such Proprietary Rights in the conduct of its business substantially as now conducted, except where the lack of such rights would not reasonably be expected to have a Material Adverse Effect.

          (b)  Infringement, etc.  Except as set forth in Section 3.18(b) of the
               -----------------
               Company Disclosure Schedule, (i) no royalty or other payment by the Company to any third party is required to use any Proprietary Right described in Section 3.18(a) of the Company Disclosure Schedule; (ii) all Proprietary Rights described in Section 3.18(a) above are valid and in full force and effect; (iii) no such Proprietary Right used by the Company infringes valid rights of any third party and there are no (1) pending or, to the knowledge of the Company or the Stockholders, threatened Actions or (2) to the knowledge of the Company or the Stockholders, pending or threatened Investigations in which any such infringement is alleged except where the outcome of such infringement would not reasonably be expected to have a Material Adverse Effect; (iv) to the knowledge of the Company and the Stockholders, none of the Proprietary Rights used or owned by the Company is being infringed by any third party; and (v) to the knowledge of the Company and the Stockholders, no Stockholder and no officer, director or employee of the Company owns or has any interest in any Proprietary Right or trade secret, process, invention or know-how used by the Company in the conduct of its business.

     3.19 Insurance.  Section 3.19 of the Company Disclosure Schedule contains
          ---------
          an accurate and complete description of all insurance contracts (collectively, the "Insurance Policies"), currently maintained by the Company. To the Company's knowledge: all the Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such Insurance Policy; and the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     3.20 Agents and Customers.  Section 3.20 of the Company Disclosure
          --------------------
          Schedule sets forth a correct and complete list of (a) all of the agents of the Company and (b) all of the customers of the Company, in each case from which the Company received 5% or more of the Company's total revenues during each of the Company's fiscal years ended December 31, 1995 and 1996 and for the ten months ended October 31, 1997. Except as set forth in Section 3.20 of the Company Disclosure Schedule, to the Stockholders' and the Company's knowledge, the Company has not received any written or oral communication that would lead the Company to believe that any termination of (or other material change in) the business relationship of the Company with any agent or customer named in Section 3.20 of the Company Disclosure Schedule.

     3.21 Certain Environmental Matters.
          -----------------------------

          (a) Except as set forth in Section 3.21(a) of the Company Disclosure Schedule, the Company has not received any written notice from any Governmental Authority of any outstanding violation of any Environmental Laws. Except as set forth in Section 3.21(a) of the Company Disclosure Schedule, to the knowledge of the Company, the Company has all material permits, licenses and other governmental authorizations, if any, required of the Company under applicable Environmental Laws, and all such permits, licenses and other governmental authorizations, if any, are in good standing and in full force and effect, and the Company has not received any written notice from any Governmental Authority respecting any outstanding violation of the terms and conditions thereof. To the knowledge of the Company, all such permits and other governmental authorizations currently held by the Company pursuant to Environmental Laws, if any, are identified in
          Section 3.21(a) of the Company Disclosure Schedule; PROVIDED, HOWEVER,
                                                              --------  -------
          no warranty or representation is made as to the effect under any Environmental Laws or upon any such permits, licenses or authorizations of the transfer of the Stock and/or transactions contemplated by this Agreement.

     (b) No Environmental Claims have actually been asserted or initiated and are pending or, to the knowledge of any Stockholder, threatened against the Company.

     (c) To the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents by or involving the Company, including, without limitation, the Release, threatened Release, emissions, discharge, presence or disposal of any Hazardous Materials, that would or would reasonably be expected to form the basis of any Environmental Claims having a Material Adverse Effect. Except as set forth in Section 3.21(c) of the Company Disclosure Schedule, to the knowledge of the Company, the Company is not now, nor does the Company reasonably expect that it will be, subject to any Environmental Liability resulting from any actions (or omissions thereof), activities, circumstances, conditions, events or incidents by or involving the Company prior to the Closing Date that would reasonably be expected to have a Material Adverse Effect.

3.22 Contracts.
     ---------

     (a)  Disclosure of Certain Contracts.  Except as set forth in Section
          -------------------------------
          3.22(a) of the Company Disclosure Schedule or elsewhere in the Company Disclosure Schedule, the Company is not a party to, or subject to or bound by, any material Contract (i.e., any individual contract that involves more than $25,000 per year) that would be binding upon the Company after the Closing Date and which is not terminable by the Company without penalty upon not more than 60 days prior written notice to the other party that is a (i) Contract not made in the ordinary course of business and (ii) royalty, distribution, agency, territorial or license agreement; (iii) Contract (other than agreements covered by clause (ix) below) with any officer, employee, director or Stockholder (or any Affiliate of any such officer, employee, director or Stockholder) or any professional person or firm, independent contractor, dependent contractor or advertising firm or agency which involves, or has involved, more than $25,000 annually;
          (iv) except as otherwise set forth in Section 3.12(b), collective bargaining agreement with any labor union or representative of employees; (v) Contract guaranteeing the payment or performance of the obligations of others; (vi) note, loan agreement or other

          Contract under which the Company has incurred, guaranteed or otherwise become liable for borrowed money indebtedness; (vii) except as otherwise set forth in Section 3.12(d), group health or life insurance, pension, profit sharing, retirement, medical, bonus, incentive, severance, stock option or purchase plan or other similar benefit plan, agreement or arrangement in effect with respect to its employees or others; (viii) Contract limiting the freedom of the Company to engage in any line of business or to compete with any Person; (ix) except as otherwise set forth in Section 3.12(a) consulting agreement that is not terminable at will (or with notice not to exceed thirty days or payment not to exceed $25,000) by the Company; (x) joint venture agreement or other Contract with respect to the operation or management of any entity; or (xi) Contract not otherwise identified by the foregoing clauses that involves payments by or to at an annualized rate of more than $25,000 per annum. Within 15 days of request by Purchaser, true and complete copies of any Contract listed on Schedule 3.22(a) shall be delivered to or otherwise made available for review by Purchaser.

     (b)  Status of Contracts.  Except as set forth in Section 3.22(b) of the
          -------------------
          Company Disclosure Schedule, (i) to the knowledge of the Company and the Stockholders, each Contract listed in Section 3.22(a) of the Company Disclosure Schedule is a valid Contract of the Company (except as validity may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally), and (ii) the Company has not received or given any written notice of default under any such Contract and to their knowledge no other party is in default under any such Contract such that said default could reasonably be expected to have a Material Adverse Effect.

3.23 Affiliate Transactions.  Since the Company Balance Sheet Date, except as
     ----------------------
     disclosed in Section 3.23 of the Company Disclosure Schedule, or in the ordinary course of business the Company has not (a) made purchases or sales of products or services from or to any of the Stockholders or any Affiliate of any of the Stockholders; (b) transferred any assets to or acquired any assets from any Stockholders or any Affiliate of any Stockholders, except for reasonable compensation and expense reimbursement in the ordinary course of business consistent with past practice; (c) made any loan to or borrowed any money from any Stockholder or any Affiliate of any Stockholder, except for borrowing in the ordinary course under existing credit facilities which amounts (together with the total outstanding amount of consolidated indebtedness as of the date hereof) are set forth on
     Schedule 3.23 of the Company Disclosure Schedule; (d) entered into, amended or canceled any transaction, contract, agreement or commitment, except those contemplated by this Agreement, involving any Stockholder or any Affiliate of any Stockholder; or (e) introduced or made any change with respect to its method or terms of payment of, accounting for or allocation of, expenses or charges involving any of Stockholder or any Affiliate of any of the Stockholders. The Company is not using any material property, asset, facility, service or personnel held, owned or employed by any Stockholder or any Affiliate of any Stockholder.

3.24      No Brokers' or Other Fees.  Except with respect to a commission to be
          -------------------------
          paid to Eric Ottens by the Stockholders, in accordance with the terms of a separate written agreement with Mr. Ottens, no broker, finder or investment banker is entitled to any fee or commission in connection with the sale of the Stock pursuant to this Agreement based upon arrangements made by or on behalf of any Stockholder or the Company.

3.25      Certain Payments.  To the Stockholders' and the Company's
          ----------------
          knowledge, neither the Company, nor any Stockholder, officer, agent or employee of the Company, any other person associated with, or acting on behalf of, any of the foregoing, has, directly or indirectly, (i) used any funds of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political or other activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended,
          (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entry on the books or records of the Company, (vi) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured for special concessions already obtained.

3.25      Florida H.B. 1771. No written notice of any existing violation of
          -----------------
          Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, or any regulations promulgated thereunder relating to the doing business with Cuba by the Company, has been received by the Company from any Governmental Authority.

3.26      Registration Statement.  The marked statements contained in Exhibit F
          ----------------------
          hereto are true and correct in all material respects.

3.28      Representations and Warranties Generally.
          ----------------------------------------

          (a) One Section of the Company Disclosure Schedule may specifically cross reference other applicable Sections or parts thereof of the Company Disclosure Schedule without repeating disclosure that applies to more than one Section.

          (b) In addition, any matters disclosed in any Section of this Agreement or in any Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to all Sections of this Agreement regardless of whether any cross reference is made.

     (c)  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS
          ARTICLE III, NEITHER THE COMPANY NOR THE STOCKHOLDERS NOR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS OR ANY OTHER PERSON ACTING ON THEIR BEHALF MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED RELATING TO THE COMPANY, THE STOCKHOLDERS, THE STOCK OR ANY OTHER MATTER THAT IS THE SUBJECT OF THIS AGREEMENT, AND THE COMPANY AND THE STOCKHOLDERS HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY NOT SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     (d) Notwithstanding the foregoing, or any provisions of this Article III or other applicable Sections of this Agreement or parts thereof, or any statements set forth in or made part of the Company Disclosure Schedule or any other materials or information delivered in connection with this Agreement, the Company Disclosure Schedule or the transactions contemplated thereby, Purchaser acknowledges and agrees that to the extent any of such materials or information constitutes any forward-looking statement, information or projection whatsoever, such statements, information or projections constituting same have been presented at the request of Purchaser for illustrative purposes only, and Purchaser expressly acknowledges herein that other than to the extent such statements or information either relate to or constitute any express covenant subsequently to be undertaken by the Company or the Stockholders pursuant to the provisions of this Agreement, neither the Company nor the Stockholders provide any assurances or otherwise represent or warrant in any manner whatsoever, that the results indicated by such forward-looking statements, information or projections will be experienced or achieved, it being expressly acknowledged herein by Purchaser that the factors relied upon for the purpose of such forward-looking statements, information or projections have not been independently verified by the Company or the Stockholders, and may differ from those assumed by the Company or the Stockholders at the time of their respective presentation or delivery.

     (e) Except to the extent expressly set forth herein or in the Company Disclosure Schedule, or except to the extent verified under an express written statement to such effect by one or more of the Stockholders, neither the Company nor the Stockholders make any representation or warranty to Purchaser, or to any of Purchaser's representatives, agents, advisors or underwriters, concerning the accuracy, sufficiency or completeness of any information obtained or derived by, or otherwise provided to Purchaser, or any of Purchaser's representatives, agents, advisors or underwriters, including, but not limited to, any legal, financial, technical, marketing, management or other materials or information obtained by or delivered to Purchaser or other such parties in the undertaking of their respective due diligence activities.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company and the Stockholders as follows:

     4.1  Corporate Organization.  Purchaser is a corporation duly organized,
          ----------------------
          validly existing and in good standing under the laws of the State of Colorado. Purchaser has no Subsidiaries, and does not have an ownership interest in any Person other than as set forth in Section
          4.1 of the Purchaser Disclosure Schedule attached to this Agreement (the "Purchaser Disclosure Schedule"). Purchaser is qualified to do business in the jurisdictions set forth in Section 4.1 of the Purchaser Disclosure Schedule. Purchaser has the corporate power and authority to own, lease and operate its respective properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership, lease or operation of its property or the conduct of its business requires such qualification, except jurisdictions in which the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

     4.2  Authorization, Etc.  Purchaser has full corporate power and
          ------------------
          authority to execute, deliver and perform its obligations under this Agreement and the documents and instruments contemplated hereby and to carry out the transactions contemplated hereby and thereby. Purchaser has duly approved and authorized the execution and delivery of this Agreement and the documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings or other action on the part of Purchaser are necessary to approve and authorize the execution, delivery and performance by Purchaser of this Agreement and the documents and instruments contemplated hereby or the consummation by Purchaser of the transactions contemplated hereby or thereby. This Agreement constitutes a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement hereof may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

     4.3  No Approvals or Conflicts.  Except as set forth in Section 4.3 of
          -------------------------
          the Purchaser Disclosure Schedule neither the execution, delivery or performance by Purchaser of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (a) violate, conflict with or result in a breach of any provision of the articles of incorporation, bylaws or other governing documents of Purchaser, and, to the best of Purchaser's knowledge, and subject to Purchaser obtaining any and all required consents, approvals and authorization from third parties and/or Governmental Authorities, (b) violate, conflict with or result in a breach of any provision of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the termination of, or accelerate or alter in any material way the performance required by or result in the creation of or give any party the right to create any Lien on any of the assets or properties of Purchaser under, any note, bond, mortgage, loan agreement, deed of trust, franchise, permit or other instrument or Contract to which Purchaser or any of its properties may be bound, (c) violate any Law applicable to Purchaser or any of its assets or properties, or (d) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Authority or other third party in connection with the execution, delivery and performance of this Agreement by Purchaser or to enable Purchaser to continue to conduct its business and operations immediately after the Closing Date in the same manner in which they are presently conducted.

4.4  Capital Stock.  As of the date hereof, the authorized capital stock of
     -------------
     Purchaser consists of (a) 25,000,000 shares of Purchaser Common Stock, no par value per share, of which approximately 10,047,091 shares are issued and outstanding and (b) 5,000,000 shares of preferred stock, no par value, of which none are issued and outstanding; provided, however, that additional shares may be issued prior to Closing pursuant to outstanding convertible or exercisable securities and that a reverse stock split is anticipated in connection with the Proposed Public Offering. Except as set forth in Section 4.4 of the Purchaser Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of Purchaser Common Stock, including any rights of conversion or exchange under any outstanding securities or other instruments. Except as set forth in Section 4.4 of the Purchaser Disclosure Schedule, all outstanding shares of Purchaser Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive or similar rights.

4.5  Financial Statements.  Purchaser has delivered to the Company the
     --------------------
     audited balance sheets of Purchaser as of April 30, 1996 and 1997, and the unaudited balance sheets of Purchaser as of October 31, 1997, and related statements of earnings, changes in financial position and shareholder's equity for the periods ended on said dates. Such audited financial statements, including the notes thereto, accompanied by the unqualified reports of Stockman Kast Ryan & Scruggs, P.C., certified public accountants, delivered to the Company by Purchaser, and the unaudited financial statements are collectively referred to herein as the "Purchaser Financial Statements." To the best of Purchaser's knowledge, the Purchaser Financial Statements are in accordance with the books and records of Purchaser, fairly present the financial position of Purchaser and its results of operations as of and for the periods indicated in accordance with GAAP and have been prepared in accordance with GAAP consistently applied. Except as set forth in Section 4.5 of the Purchaser Disclosure Schedule and as disclosed in the Purchaser Financial Statements, Purchaser does not have any material Liabilities (i.e. in excess of $25,000 as to any individual liability), whether or not of a nature required to be reflected or reserved against on a consolidated balance sheet in accordance with GAAP, except for Liabilities incurred by Purchaser in the ordinary course of business consistent with past practice that individually or in the aggregate would not have a Material Adverse Effect upon or change in any of the business, condition (financial or otherwise), operations, assets or liabilities of Purchaser taken as a whole. For purposes of this Section, "Liabilities" shall not be deemed to include Contracts.

4.6  Legal Compliance.  Except as set forth in Section 4.6 of the Purchaser
     ----------------
     Disclosure Schedule, to the knowledge of Purchaser: (i) Purchaser has complied and is in compliance with all Laws applicable to Purchaser and their business except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, and (ii) Purchaser holds all material licenses, permits and other authorizations of Governmental Authorities necessary to conduct its business as now being conducted or to continue to conduct its business as now being conducted. Except as set forth in Section 4.6 of the Purchaser Disclosure Schedule and except for the transactions contemplated hereby, Purchaser has no knowledge of or intention to make any changes in the conduct of its business that will result in or cause Purchaser to be in noncompliance with applicable Laws or that will require changes in or a loss of any such licenses, permits or other authorizations or an increase in any expenses related thereto except where such noncompliance, change, loss or increase would not reasonably be expected to have a Material Adverse Effect. To Purchaser's knowledge, such licenses, permits and other authorizations as aforesaid held by Purchaser are valid and in full force and effect, and there are no
     (a) Actions pending, or to the knowledge of Purchaser, threatened or (b) Investigations to the knowledge of Purchaser pending or threatened that would reasonably be expected to result in the termination, impairment or nonrenewal thereof.

4.7  Litigation.  Section 4.7(a) of the Purchaser Disclosure Schedule lists all
     ----------
     (a) Actions pending, or to the knowledge of Purchaser, threatened or (b) Investigations to the knowledge of Purchaser pending or threatened against any of its properties. Except as set forth in Section 4.7(b) of the Purchaser Disclosure Schedule, there are no (i) Actions pending or, to Purchaser's knowledge, threatened or (ii) Investigations to the knowledge of Purchaser pending or threatened against, relating to or involving Purchaser (or any of its officers or directors in connection with the business and affairs of Purchaser) or any properties or rights of Purchaser
     (x) in which there is a reasonable likelihood of an adverse determination that would reasonably be expected to have a Material Adverse Effect, or (y) that questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement.

4.8  Judgments, etc.  Except as set forth in Section 4.8 of the Purchaser
     --------------
     Disclosure Schedule, Purchaser is not (a) subject to any judgment, injunction, order or decree of a Governmental Authority that has had or continues to have or would reasonably be expected to have a Material Adverse Effect or (b) in default of any judgment, injunction, order or decree of a Governmental Authority.

4.9  Changes.  Since the Purchaser Balance Sheet Date, except as disclosed
     -------
     in Section 4.9 of the Purchaser Disclosure Schedule, to the knowledge of
     Purchaser: (a) the business of Purchaser has in all material respects been conducted only in the ordinary course, consistent with past practice and consistent with the terms and conditions of this Agreement and no unusual cash payments or bonuses have been made or agreed to be made inconsistent with past practice; (b) there has been no direct or indirect redemption, purchase or other acquisition by Purchaser of any shares of its capital stock; (c) there has not been any declaration, setting aside or payment of any dividend or other distribution by Purchaser other than cash management procedures in the ordinary course of business consistent with past practice; and (d) there has been no material adverse effect or change in any of the business, condition (financial or otherwise), operations, assets or liabilities of Purchaser, as a whole (the foregoing to pertain only to matters respecting Purchaser in particular, as opposed to matters generally affecting the business in which Purchaser is engaged).

4.10 Taxes.  (a) Except as set forth in Section 4.10(a) of the Purchaser
     -----
     Disclosure Schedule to the knowledge of Purchaser, Purchaser has (i) filed or will timely file with the appropriate Governmental Authorities all Returns which are required to be filed prior to the Closing Date by or with respect to Purchaser, and such Returns (including without limitation, those pertaining to telecommunications taxes, interstate and federal excise taxes, sales taxes and FCC mandated surcharges) when filed are or will be correct and complete in all material respects and (ii) paid or will timely pay or made or will make provision for in the appropriate financial statements all material Taxes of Purchaser required to be shown to be due on such Returns; provided, however that Purchaser makes no representation with respect to any unpaid federal excise taxes. There are no Liens for Taxes upon the assets of Purchaser except liens for current Taxes not yet due or Taxes being contested in good faith by appropriate proceedings and in each case where such Lien would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.10(a) of the Purchaser Disclosure Schedule, Purchaser has not received any written notice of deficiency or assessment from any taxing Governmental Authority with respect to liabilities for Taxes of Purchaser which have not been paid or finally settled, and any such deficiency or assessment disclosed in
     Section 4.10(a) of the Purchaser Disclosure Schedule is being contested in good faith through appropriate proceedings.

     (b) Except as set forth in Section 4.10(b) of the Purchaser Disclosure Schedule, Purchaser does not have any material Liability (i.e., in excess of $25,000) for the payment of Taxes, except such as are recorded in the Purchaser Financial Statements or such Taxes as are not yet due as have arisen since the Purchaser Balance Sheet Date and for which adequate provision in the accounts of Purchaser has been made, and to the knowledge of Purchaser, Purchaser is not in arrears with respect to any required withholdings or installment payments of any Tax and has not filed any waiver or extension of the applicable statute of limitations for assessment of Taxes for a taxation year under the Code or any state income or franchise tax law or any other legislation imposing tax on Purchaser.

4.11 Employee Matters.
     ----------------

     (a) Purchaser is not a party to any employment contract. Section 4.11(a) to the Purchaser Disclosure Schedule lists all material contracts to which Purchaser is a party with dependent and independent contractors.
          Section 4.11(a) of the Purchaser Disclosure Schedule sets forth the position held by each employee with Purchaser, and the annual salary and the length of employment of each employee.

     (b) Except as disclosed on Section 4.11(b) to the Purchaser Disclosure Schedule,

          (i) no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of Purchaser's employees by way of certification, interim certification, voluntary recognition, designation or successor rights,

          (ii) Purchaser has not received notice that any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent has applied to be certified as the bargaining agent of any of Purchaser's employees, and

          (iii) Purchaser has not received notice that any trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent has applied to have Purchaser declared a related employer or successor employer pursuant to applicable labor legislation.

     (c) Except (i) as disclosed in Section 4.11(c) to the Purchaser Disclosure Schedule and (ii) for remuneration paid to employees and independent contractors in the usual and ordinary course of business, no material payments have been made or authorized since the Purchaser Balance Sheet Date by Purchaser to officers, directors, employees or independent contractors of Purchaser.

     (d) Section 4.11(d) to the Purchaser Disclosure Schedule contains a correct and complete list of all Benefit Plans.

     (e) Purchaser shall provide, within 15 days of request, to the Company copies of Purchaser's Benefit Plans and all amendments thereto and have made available to the Purchaser all documents in Purchaser's possession pertaining to compensation practices, benefits and other terms and conditions of employment of all directors, officers or employees of Purchaser.

     (f) Each Pension Plan that has been maintained or contributed to within the last three years by Purchaser or any trade or business (whether or not incorporated) that is under common control with Purchaser (as determined in accordance with Section 4001 of ERISA) or is a member of a Controlled Group is identified as such on Section 4.11(f) to the Purchaser Disclosure Schedule. Each "employee welfare benefit plan" as defined in Section 3(1) of ERISA and that is subject to ERISA and that has been maintained or contributed to by any member of the Controlled Group is identified as such on Section 4.11(f) to the Purchaser Disclosure Schedule.

     (g) None of Purchaser's Pension Plans is subject to Title IV of ERISA or to the minimum funding standards of Code section 412. None of the U.S. Pension Plans is a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA and neither Purchaser nor any member of the Controlled Group has incurred or is expected to incur any withdrawal liability under ERISA with respect to any "multi-employer plan" or any single employer plan subject to Section 4063 of ERISA.

     (h) Neither Purchaser nor any member of Purchaser's Controlled Group is aware of any facts that would adversely affect the qualified status of any Pension Plan under Section 401 of the Code.

     (i) To the knowledge of Purchaser, there are no outstanding or pending Actions, claims (other than routine claims for benefits) or Investigations asserted or instituted against any of Purchaser's Plans or against Purchaser or any member of the Controlled Group or any fiduciary of Purchaser's Plans with respect to the operation of Purchaser's Plans.

     (j) To the knowledge of Purchaser, (x) Purchaser's Plans have, in all material respects, been maintained, administered and operated in accordance with their terms and with all provisions of ERISA, the Code, and any other statute (including rules and regulations under ERISA, the Code and any other applicable statute) applicable thereto, and (y) neither Purchaser nor any member of the Controlled Group nor any "party in interest" or "disqualified person" within the control of Purchaser or any member of the Controlled Group with respect to Purchaser's Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA.

     (k) Purchaser shall furnish, within 15 days of request, to the Company copies of the latest summary plan description for each of Purchaser's Plans. Purchaser shall, within 15 days of request, furnish to the Company copies, including all schedules and attachments, of each Form 5500 for each Plan of Purchaser for the last two years.

     (l) Purchaser has no knowledge of any fact, condition, or circumstance since the date of the documents provided pursuant to Section 4.11(e) above that would materially affect the information contained therein and no promises have been made by Purchaser to amend any of Purchaser's Plan or to provide increased benefits thereunder, except as required by applicable law.

     (m) Except as disclosed in Section 4.11(m) to the Purchaser Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, Purchaser does not have any liability arising out of claims made or suits brought (including workers compensation, occupational health and safety, environmental, equal employment or nondiscrimination) for injury, sickness, disease, death or termination of employment of any employees or former employees of Purchaser to the extent attributable to an event occurring or facts and circumstances existing at or prior to Closing.

     (n) To Purchaser's knowledge, no Plan of Purchaser contains any term or provision that precludes or otherwise prohibits its termination.

4.12 Labor.  Except as set forth in Section 4.12 of the Purchaser Disclosure
     -----
     Schedule, there are no labor strikes, disputes, slowdowns, work stoppages or other labor troubles or grievances or claims pending or, to Purchaser's knowledge, threatened against or involving Purchaser with respect to Employment Laws or collective bargaining agreements. No unfair labor practice complaint before the National Labor Relations Board, no charges pending before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable Governmental Authority, in any case relating to Purchaser or the conduct of its business, is pending or, to the knowledge of Purchaser, threatened. Purchaser has not received notice, nor has any knowledge, of the intent of any Governmental Authority responsible for the enforcement of labor or Employment Laws to conduct any investigation of or relating to Purchaser or the conduct of its business. Except as set forth in Section
     4.12 of the Purchaser Disclosure Schedule, to the knowledge of Purchaser,
     (i) no employee or independent contractor of Purchaser it considers to be a "key employee" or a contractor who accounts for more than 5% of Purchaser's revenues for the year ended October 31, 1997, notified Purchaser of any plans to terminate his or her employment with Purchaser and (ii) no union organizing or election activities involving Purchaser's employees are in progress, or threatened.

4.13 Title to Properties; Encumbrances.  Section 4.13 of the Purchaser
     ---------------------------------
     Disclosure Schedule contains a correct and complete list of all real property leased or regularly occupied in the conduct of business by Purchaser as of the date hereof. Purchaser has good and marketable title to or a valid leasehold interest in all of their respective properties and assets, real, personal and mixed property (tangible and intangible), which the Company purports to own or lease respectively. None of the properties and assets of Purchaser owned, leased or held are subject to any material Lien (i.e., in excess of $25,000), except (i) Liens reflected in the Purchaser Financial Statements, (ii) Liens specifically identified in
     Section 4.13 of the Purchaser Disclosure Schedule securing specified liabilities or obligations with respect to which no default exists and
     (iii) other Liens (including, without limitation, statutory liens for current Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and mechanics', carriers', materialmens' and similar liens imposed by law incurred in the ordinary course of business and not delinquent or which are being contested in good faith by appropriate proceedings) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect .

4.14 Intentionally Omitted.
     ---------------------

4.16 Leases.  Section 4.15 of the Purchaser Disclosure Schedule
     ------
     contains a correct and complete list of all material leases pursuant to which Purchaser is the lessee of any real or personal property. Except as set forth in Section 4.15 of the Purchaser Disclosure Schedule, to the knowledge of Purchaser, all such leases are valid and enforceable in accordance with their terms and are in full force and effect. Except as set forth in Section 4.15 of the Purchaser Disclosure Schedule, no notice of any existing default under any lease has been received by Purchaser or give by Purchaser to any other party thereunder.

4.17 Intentionally Omitted.
     ---------------------

4.13 Intellectual Property.
     ---------------------

     (a)  Material Proprietary Rights.  Section 4.17(a) of the Purchaser
          ---------------------------
          Disclosure Schedule contains a correct and complete list of all material Proprietary Rights which, to the knowledge of Purchaser are used or owned by Purchaser and registered with any Governmental Authority, and a list of all licenses and other agreements relating thereto. Purchaser has valid and enforceable rights to all such Proprietary Rights that are necessary to permit Purchaser to use such Proprietary Rights in the conduct of its business substantially as now conducted, except where the lack of such rights would not reasonably be expected to have a Material Adverse Effect.

     (b)  Infringement, etc.  Except as set forth in Section 4.17(b) of the
          -----------------
          Purchaser Disclosure Schedule, (i) no royalty or other payment by Purchaser to any third party is required to use any Proprietary Right described in Section 4.17(a) of the Purchaser Disclosure Schedule;
          (ii) all Proprietary Rights described in Section 4.17(a) above are valid and in full force and effect; (iii) no such Proprietary Right used by Purchaser infringes valid rights of any third party and there are no (1) pending or, to the knowledge of Purchaser, threatened Actions or (2) to the knowledge of Purchaser, pending or threatened Investigations in which any such infringement is alleged except where the outcome of such infringement would not reasonably be expected to have a Material Adverse Effect; (iv) to the knowledge of Purchaser, none of the Proprietary Rights used or owned by Purchaser is being infringed by any third party; and (v) to the knowledge of Purchaser, no officer, director or employee of Purchaser owns or has any interest in any Proprietary Right or trade secret, process, invention or know-how used by Purchaser in the conduct of its business.

     4.18 Insurance.  Section 4.18 of the Purchaser Disclosure Schedule
          ---------
          contains an accurate and complete description of all Insurance Policies currently maintained by Purchaser. To Purchaser's knowledge: all the Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such Insurance Policy; and Purchaser has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     4.19 Agents and Customers.  Section 4.19 of the Purchaser Disclosure
          --------------------
          Schedule sets forth a correct and complete list of (a) all of the customers of Purchaser and (b) all of the customers of Purchaser in each case from which Purchaser received 5% or more of Purchaser's total revenues during each of Purchaser's fiscal years ended April 30, 1996 and 1997 and the six months ended October 31, 1997. Except as set forth in Section 4.19 of the Purchaser Disclosure Schedule, to Purchaser's knowledge, Purchaser has not received any written or oral communication that would lead the Purchaser to believe that any termination of (or other material change in) the business relationship of Purchaser with any agent or customer named in Section 4.19 of the Purchaser Disclosure Schedule.

     4.20 Certain Environmental Matters.
          -----------------------------

          (a) Except as set forth in Section 4.20(a) of the Purchaser Disclosure Schedule, Purchaser has not received any written notice from any Governmental Authority of any outstanding violation of any Environmental Laws. Except as set forth in Section 4.20(a) of the Purchaser Disclosure Schedule, to the knowledge of Purchaser, Purchaser has all material permits, licenses and other governmental authorizations, if any, required of Purchaser under applicable Environmental Laws, and all such permits, licenses and other governmental authorizations, if any, are in good standing and in full force and effect, and Purchaser has not received any written notice from any Governmental Authority respecting any outstanding violation of the terms and conditions thereof. To the knowledge of Purchaser, all such permits and other governmental authorizations currently held by Purchaser pursuant to Environmental Laws, if any, are identified in Section 4.20(a) of the Purchaser Disclosure Schedule; PROVIDED, HOWEVER, no warranty or representation is made as to the effect under
--------  -------
any Environmental Laws or upon any such permits, licenses or authorizations of the transfer of the Stock and/or transactions contemplated by this Agreement.

          (b) No Environmental Claims have actually been asserted or initiated and are pending or, to the knowledge of Purchaser, threatened against Purchaser.

          (c) To the knowledge of Purchaser, there are no past or present actions, activities, circumstances, conditions, events or incidents by or involving Purchaser, including, without limitation, the Release, threatened Release, emissions, discharge, presence or disposal of any

Hazardous Materials, that would or would reasonably be expected to form the basis of any Environmental Claims having a Material Adverse Effect. Except as set forth in Section 4.20(c) of the Purchaser Disclosure Schedule, to the knowledge of Purchaser, Purchaser is not now, nor does Purchaser reasonably expect that it will be, subject to any Environmental Liability resulting from any actions (or omissions thereof), activities, circumstances, conditions, events or incidents by or involving Purchaser prior to the Closing Date that would reasonably be expected to have a Material Adverse Effect.

     4.21 Contracts.
          ---------

          (a)  Disclosure of Certain Contracts.  Except as set forth in Section
               -------------------------------
               4.21(a) of the Purchaser Disclosure Schedule, Purchaser is not a party to, or subject to or bound by, any material Contract (i.e., any individual contract that involves more than $25,000 per year) that would be binding upon Purchaser after the Closing Date and which is not terminable by Purchaser without penalty upon not more than 60 days prior written notice to the other party and that is a (i) Contract not made in the ordinary course of business; (ii) royalty, distribution, agency, territorial or license agreement; (iii) Contract (other than agreements covered by clause (ix) below) with any officer, employee, director or shareholder (or any Affiliate of any such officer, employee, director or shareholder) or any professional person or firm, independent contractor, dependent contractor or advertising firm or agency which involves, or has involved, more than $25,000 annually; (iv) except as otherwise set forth in Section 4.11(b), collective bargaining agreement with any labor union or representative of employees; (v) Contract guaranteeing the payment or performance of the obligations of others; (vi) note, loan agreement or other Contract under which Purchaser has incurred, guaranteed or otherwise become liable for borrowed money indebtedness; (vii) except as otherwise set forth in
               Section 4.11(d), group health or life insurance, pension, profit sharing, retirement, medical, bonus, incentive, severance, stock option or purchase plan or other similar benefit plan, agreement or arrangement in effect with respect to its employees or others;
               (viii) Contract limiting the freedom of Purchaser to engage in any line of business or to compete with any Person; (ix) except as otherwise set forth in Section 4.11(a) consulting agreement that is not terminable at will (or with notice not to exceed thirty days or payment not to exceed $25,000) by Purchaser; (x) joint venture agreement or other Contract with respect to the operation or management of any entity; or (xi) Contract not otherwise identified by the foregoing clauses that involves payments by or to at an annualized rate of more than $25,000 per annum. Within 15 days of request by Purchaser, true and complete copies of any Contract listed on Schedule 4.21(a) shall be delivered to or otherwise made available for review by the Company and the Stockholders.

          (b)  Status of Contracts.  Except as set forth in Section 4.21(b) of
               -------------------
               the Purchaser Disclosure Schedule, (i) to the knowledge of Purchaser, each Contract listed in Section 4.21(a) of the Purchaser Disclosure Schedule is a valid Contract of Purchaser (except as validity may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally), and (ii) Purchaser has not received or given any written notice of default under any such Contract and to their knowledge no other party is in default under any such Contract such that said default could reasonably be expected to have a Material Adverse Effect.

     4.22 Affiliate Transactions.  Since the Purchaser Balance Sheet Date,
          ----------------------
          except as disclosed in Section 4.22 of the Purchaser Disclosure Schedule or in the ordinary course of business, Purchaser has not (a) made purchases or sales of products or services from or to any Affiliate of Purchaser; (b) transferred any assets to or acquired any assets from any Affiliate of Purchaser, except for reasonable compensation and expense reimbursement in the ordinary course of business consistent with past practice; (c) made any loan to or borrowed any money from any Affiliate of Purchaser, except for borrowing in the ordinary course under existing credit facilities which amounts (together with the total outstanding amount of consolidated indebtedness as of the date hereof) are set forth on
          Schedule 4.22 of the Purchaser Disclosure Schedule; (d) entered into, amended or canceled any transaction, contract, agreement or commitment, except those contemplated by this Agreement, involving any Affiliate of Purchaser; or (e) introduced or made any change with respect to its method or terms of payment of, accounting for or allocation of, expenses or charges involving any Affiliate of Purchaser. Purchaser is not using any material property, asset, facility, service or personnel held, owned or employed by any Affiliate of Purchaser.

     4.23 No Brokers' or Other Fees.  Except with respect to commission to be
          -------------------------
          paid to Eric Ottens by the Stockholders, no broker, finder or investment banker is entitled to any fee or commission in connection with the sale of the Stock pursuant to this Agreement based upon arrangements made by or on behalf of Purchaser.

     4.24 Certain Payments.  To Purchaser's knowledge, neither Purchaser, nor
          -----------------
          any officer, director, agent or employee of Purchaser, or any other person associated with, or acting on behalf of, any of the foregoing, has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political or other activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entry on the books or records of Purchaser, (vi) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured for special concessions already obtained.

     4.25 Florida H.B. 1771.  No written notice of any existing violation of
          ------------------
          Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, or any regulations promulgated thereunder relating to the doing business with Cuba by the Purchaser has been received by the Purchaser from any Governmental Authority.

     4.26 Purchaser Common Stock.  The issuance and delivery by Purchaser of
          ----------------------
          shares of Purchaser Common Stock pursuant to Section 2.2 hereof, shall be duly and validly authorized by all necessary corporate action on the part of Purchaser prior to Closing. The shares of Purchaser Common Stock to be issued pursuant to Section 2.2 hereof, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Purchaser is solely responsible for the content of the prospectus, Registration Statement and all other materials or reports filed or provided in connection with the Proposed Public Offering; provided, however that
                                                        --------  -------
          the parties hereto agree that Purchaser may rely on the representations and warranties contained in Article III hereof and the Company Disclosure Schedule in preparing such materials; provided,
                                                                   --------
          further, that Purchaser may not rely on any other information provided
          -------
          by the Company or the Stockholders in preparing such materials unless such information is in writing and explicitly authorizes such reliance.

     4.27 Intentionally Omitted.
          ---------------------

     4.28 Representations and Warranties Generally.
          ----------------------------------------

          (a) One Section of the Purchaser Disclosure Schedule may specifically cross reference other applicable Sections or parts thereof of the Purchaser Disclosure Schedule without repeating disclosure that applies to more than one Section.

          (b) In addition, any matters disclosed in any Section of this Agreement or in any Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to all Sections of this Agreement regardless of whether any cross reference is made.

          (c)  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS
               ARTICLE IV, NEITHER PURCHASER NOR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS OR ANY OTHER PERSON ACTING ON THEIR BEHALF MAKES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED RELATING TO PURCHASER, THE PURCHASER COMMON STOCK OR ANY OTHER MATTER THAT IS THE SUBJECT OF THIS AGREEMENT, AND PURCHASER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY NOT SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF

                MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (d) Notwithstanding the foregoing, or any provisions of this Article IV or other applicable Sections of this Agreement or parts thereof, or any statements set forth in or made part of the Purchaser Disclosure Schedule or any other materials or information delivered in connection with this Agreement, the Purchaser Disclosure Schedule or the transactions contemplated thereby, Company acknowledges and agrees that to the extent any of such materials or information constitutes any forward-looking statement, information or projection whatsoever, such statements, information or projections constituting same have been presented at the request of the Company for illustrative purposes only, and the Company and the Stockholders expressly acknowledge herein that other than to the extent such statements or information either relate to or constitute any express covenant subsequently to be undertaken by the Purchaser pursuant to the provisions of this Agreement, provides no assurances or otherwise represent or warrant in any manner whatsoever, that the results indicated by such forward-looking statements, information or projections will be experienced or achieved, it being expressly acknowledged herein by the Company and the Stockholders that the factors relied upon for the purpose of such forward-looking statements, information or projections have not been independently verified by the Purchaser and may differ from those assumed by the Purchaser at the time of their respective presentation or delivery.

        (e) Except to the extent expressly set forth herein or in the Purchaser Disclosure Schedule, or except to the extent verified under an express written statement to such effect by one or more of the executive officers of Purchaser makes no representation or warranty to the Company, the Stockholders, or to any of the Company's representatives, agents, advisors or underwriters, concerning the accuracy, sufficiency or completeness of any information obtained or derived by, or otherwise provided to the Company, the Stockholders, or any of the Company's representatives, agents, advisors or underwriters, including, but not limited to, any legal, financial, technical, marketing, management or other materials or information obtained by or delivered to the Company, the Stockholders or other such parties in the undertaking of their respective due diligence activities.

                                    ARTICLE

                 COVENANTS OF THE COMPANY AND THE STOCKHOLDERS

     From and after the date hereof and until the Closing Date (except as hereinafter otherwise provided), unless Purchaser shall otherwise agree in writing, but only so long as this Agreement is in full force and effect and Purchaser is not in default of its obligations hereunder:

        5.1     Access.  Subject in all events to the terms of the
                ------
                Confidentiality Agreement, the Company shall permit:

                (a) Purchaser and its advisers to have reasonable access to all properties, books, accounts, records, Contracts, files, correspondence, tax records, and documents of or relating to the Company, and to discuss such matters with the Stockholders; the Company shall make available to Purchaser and its advisers a copy of all other information concerning its business and properties as Purchaser may reasonably request;

                (b) Purchaser, at its sole cost and expense, to conduct, or cause its agents to conduct, such reasonable reviews, inspections, surveys, tests, and investigations of the assets of the Company as Purchaser deems reasonably necessary or advisable;

                (c) Purchaser, and its advisers to consult with the accountants for the Company, and said accountants are hereby authorized to disclose all information in their possession to Purchaser and its advisers with respect to the Company and the businesses thereof;

                (d) subject in each case to the prior approval of the Company, Purchaser, and its advisers to discuss the proposed acquisition with the employees of the Company; provided that representatives of the Company may be present during any such discussions and provided that such discussions are coordinated with representatives of the Company as to the content of such proposed discussions to assure that such discussions do not interfere unreasonably with the business and operations of the Company or harm the relationship which the Company has with its employees; and

                (e) Purchaser to have such additional access as is reasonably necessary to permit Purchaser to prepare its registration statement, and any amendments thereto, relating to its Proposed Public Offering;

provided, however, any investigation pursuant to this Section shall be conducted
--------  -------
in such manner as not to interfere unreasonably with the businesses and operations of the Company.

        5.2     Ordinary Course.  Except as set forth in Exhibit 5.2, and except
                ---------------
                for any actions required to be performed by the Company, or otherwise permitted pursuant to this

                Agreement, the Company shall conduct its business generally in the ordinary and usual course in all material respects and use all reasonable efforts to preserve its business organizations intact and its existing relations with customers, suppliers, employees, independent contractors and business associates, and the Company shall not do any of the following without the approval of Purchaser (which approval shall not be unreasonably withheld):

                (a) amend its Certificate of Incorporation (or like charter documents) or By-laws;

                (b) subdivide, split, combine, consolidate, or reclassify any of its outstanding shares of capital stock;

                (c) declare, set aside or pay any dividend or make any other distribution payable in cash, shares, stock, securities or property with respect to any of its shares of capital stock; provided, however, that the Company shall continue to have the right to distribute Standstill Payments among the Stockholders;

                (d) repurchase, redeem, or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock;

                (e) enter into any material transaction not in the ordinary course of its business consistent with past practice;

                (f) issue, sell, pledge, dispose of, or encumber, or authorize or propose the issuance, sale, pledge, disposition, or encumbrance of, any of its capital stock, or any securities convertible into or exchangeable or exercisable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its shares of capital stock;

                (g) transfer, lease, license, sell, mortgage, pledge, encumber, or dispose of any material property or assets or incur, guarantee, assume, or increase any indebtedness or other liability in excess of $25,000 other than in the ordinary and usual course of business consistent with past practice;

                (h) authorize capital expenditures in excess of $25,000 other than in the ordinary and usual course of business consistent with past practice; provided, however, that
                                                       --------- --------
                        the nothing in this Agreement shall be construed to prohibit (or require any consent from Purchaser for) the Company taking any of the following actions (including, without limitation, making any capital expenditure in connection therewith): the satisfaction and termination of the Company's credit line with Merrill Lynch; the termination (and payment of any outstanding balance) of the Company's corporate credit card; any payments to Zion Credit Corporation or the landlord's of the Company's Connecticut and Florida locations in connection with the obtaining of releases of any personal guarantees by the Stockholders or John Lynch of the Company's
                        obligations to such persons or entities; provided,
                                                                 ---------
                        further, that the Stockholders shall promptly notify
                        --------
                        Purchaser of such actions.

                (i) make any material acquisition of, or investment in, assets, shares, capital stock or other securities of any other person or entity other than in the ordinary and usual course of business consistent with past practice;

                (j) except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable Laws, establish, adopt, enter into, make, amend in any material respect, or make any material elections under any collective bargaining agreement or Employee Plan;

                (k) implement any change in its accounting principles, practices, or methods, other than as may be required by generally accepted accounting principles; and

                (l) authorize or enter into any agreement to take any of the actions referred to in this Section.

        5.3     Representations and Warranties.  The Company and the
                ------------------------------
                Stockholders shall not knowingly and intentionally do, or cause to be done, anything that would cause any of the representations and warranties set forth in Article III from being true, complete, and accurate in all material respects on the Closing Date as if made on such date (except to the extent that such representations and warranties are, by their terms, made expressly as of the date of this Agreement).

        5.4     No Breach.  The Company and the Stockholders shall not knowingly
                ---------
                and intentionally do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of this Agreement.

        5.5     Financial Statements.  The Company shall furnish to Purchaser
                --------------------
                within 60 days after the end of each fiscal quarter ending after the date hereof an unaudited balance sheet and income statement of the Company for each such period.

        5.6     Litigation.  The Company shall promptly notify Purchaser in
                ----------
                writing of any action, written investigation, claim, audit, action, suit, or proceeding which is commenced against, by or relating to the Company or this Agreement by or before any court or Governmental Authority, commission, board, bureau, agency, or instrumentality.

        5.7     Closing Conditions.  The Company and the Stockholders shall use
                ------------------
                reasonable efforts to cause all of the conditions to the obligations of Purchaser under this Agreement to be satisfied on or prior to the Closing Date (but only to the extent the satisfaction of such conditions is within the control of the Company or the Stockholders).

        5.8     Employee Benefit Plans. The Company and the Stockholders agree
                ----------------------
                to use their reasonable efforts to coordinate the conversion or merger of any employee benefit plans of the Company into Purchaser plans, to the extent that such plans may exist, to provide any and all employees of the Company who become employees of Purchaser with the same employee benefits uniformly offered to employees of Purchaser.

        5.9     Contracts.  The Company shall use reasonable efforts to cause
                ---------
                the Company to consult with Purchaser prior to entering into any Contract not in the ordinary course of business.

        5.10    Reciprocal Telecommunications Agreement. Subject to any right of
                ---------------------------------------
                offset of sums owing by the Company to Purchaser, relating to sums due and owing to the Company's accountants and other professionals from Purchaser, the Company shall not knowingly and intentionally take any action that would cause it to be in a state of default beyond notice and opportunity to cure under the Reciprocal Telecommunications Agreement.

        5.11    No Shop.  In consideration for the Standstill Payments made by
                -------
                Purchaser under the October 31, 1997 Standstill Agreement (a) from and after the date hereof until the Closing Date, but only so long as this Agreement remains in full force and effect and has not been terminated, the Company and the Stockholders shall not, and shall not permit the respective officers, employees, representatives, and other advisors of the Company on behalf of the Company to (1) actively pursue discussions or negotiations with any person, other than Purchaser, relating to the possible acquisition of, or business combination with, the Company (whether by way of merger, consolidation, take-over bid, tender offer, purchase of shares, purchase of assets, or otherwise) or any material portion of its or their shares of capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition or combination, herein referred to as a "Competing Transaction"), (2) make or authorize any public statement, recommendation, or solicitation in support of any possible Competing Transaction by any Person other than by Purchaser, or (3) enter into a binding written agreement with any person, other than Purchaser, providing for a possible Competing Transaction. The Company and its respective directors, officers, employees, representatives, and other advisors and each of the Stockholders shall immediately cease any and all active, discussions, or negotiations with any parties conducted heretofore with respect to any Competing Transaction.

                                    ARTICLE

                             PURCHASER'S COVENANTS

     From and after the date hereof and until the Closing Date (except as hereinafter otherwise provided), unless the Company shall otherwise agree in writing, but only so long as this Agreement is in full force and effect and neither the Company nor the Stockholders are in default of their obligations hereunder:

        6.1     Access.  Purchaser shall permit:
                ------

                (a) the Company, the Stockholders and their respective advisers to have reasonable access to all properties, books, accounts, records, Contracts, files, correspondence, tax records, and documents of or relating to Purchaser and to discuss such matters with the executive officers of Purchaser; Purchaser shall make available to the Company and the Stockholders and their respective advisers, prior to the filing of same, a copy of any materials, reports or statement to be filed with the SEC or any other Governmental Authority, and all other information concerning its business and properties as the Company and the Stockholders may reasonably request;

                (b) the Company and the Stockholders, at their sole cost and expense, to conduct, or cause its agents to conduct, such reasonable reviews, inspections, surveys, tests, and investigations of the assets of Purchaser as the Company or the Stockholders deem reasonably necessary or advisable;

                (c) the Company and the Stockholders and their respective advisers to consult with the accountants for Purchaser, and said accountants are hereby authorized to disclose all information in their possession to the Company, the Stockholders and their advisers with respect to Purchaser and the businesses thereof; and

                (d) subject in each case to the prior approval of Purchaser, the Company, the Stockholders and their respective advisers to discuss the proposed acquisition with the employees of Purchaser; provided that representatives of Purchaser may be present during any such discussions and provided that such discussions are coordinated with representatives of Purchaser as to the content of such proposed discussions to assure that such discussions do not interfere unreasonably with the business and operations of Purchaser or harm the relationship which Purchaser has with its employees;

provided, however, any investigation pursuant to this Section shall be conducted
--------  -------
in such manner as not to interfere unreasonably with the businesses and operations of Purchaser.

        6.2     Ordinary Course.  Except for the Proposed Public Offering, the
                ---------------
                Proposed GlobalTel Merger and as set forth in Exhibit 6.2, and except for any actions required to be performed by Purchaser or otherwise permitted pursuant to this Agreement, Purchaser shall conduct its business generally in the ordinary and usual course in all material respects and use all reasonable efforts to preserve its business organizations intact and its existing relations with customers, suppliers, independent contractors, employees, and business associates, and Purchaser shall not do any of the following without the approval of the Stockholders (which approval shall not be unreasonably withheld):

                (a) amend its Articles of Incorporation (or like charter documents) or By-laws or subdivide, split, combine, consolidate, or reclassify any of its outstanding shares of capital stock; provided, however, that nothing in this Agreement shall be construed to prohibit Purchaser effectuating a reverse split of its capital stock or amending its By-Laws to allow additional directors in contemplation of the Proposed GlobalTel Merger ;

                (b) repurchase, redeem, or otherwise acquire, directly or indirectly, any of its capital stock or any securities convertible into or exchangeable or exercisable into any of its capital stock except in the ordinary course of business;

                (c) reclassify any of its outstanding shares of capital stock; provided, however, that nothing in this agreement shall be construed to prohibit Purchaser from effectuating a reverse split of its capital stock;

                (d) enter into any material transaction not in the ordinary course of its business consistent with past practice other than the Proposed Public Offering and the Proposed GlobalTel Merger;

                (e) transfer, lease, license, sell, mortgage, pledge, encumber, or dispose of any material property or assets or incur, guarantee, assume, or increase any indebtedness or other liability in excess of $25,000 other than in the ordinary and usual course of business consistent with past practice;

                (f) authorize capital expenditures in excess of $25,000 other than in the ordinary and usual course of business consistent with past practice or in connection with Proposed Public Offering or the Proposed GlobalTel Merger;

                (g) make any material acquisition of, or investment in, assets, shares, capital stock or other securities of any other person or entity other than in the ordinary and usual course of business consistent with past practice or in connection with the Proposed GlobalTel Merger;

                (h) except as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable Laws, establish, adopt, enter into, make, amend in any material respect, or make any material elections under any collective bargaining agreement or Employee Plan;

                (i) implement any change in its accounting principles, practices, or methods, other than as may be required by generally accepted accounting principles; and

                (j) authorize or enter into any agreement to take any of the actions referred to in this Section.

        6.3     Representations and Warranties.  Purchaser shall not knowingly
                ------------------------------
                and intentionally do, or cause to be done, anything that would cause any of the representations and warranties set forth in
                Article IV from being true, complete, and accurate in all material respects on the Closing Date as if made on such date (except to the extent that such representations and warranties are, by their terms, made expressly as of the date of this Agreement).

        6.4     No Breach. Purchaser shall not knowingly and intentionally do
                ---------
                any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of this Agreement.

        6.5     Financial Statements. Purchaser shall furnish to the Company and
                --------------------
                each Stockholder within 60 days after the end of each fiscal quarter ending after the date hereof an unaudited consolidated balance sheet and income statement of Purchaser for each such period.

        6.6     Litigation. Purchaser shall promptly notify the Company and each
                ----------
                Stockholder in writing of any action, written investigation, claim, audit, action, suit, or proceeding which is commenced against, by or relating to Purchaser or this Agreement by or before any court or Governmental Authority, commission, board, bureau, agency, or instrumentality.

        6.7     Closing Conditions.  Purchaser shall use reasonable efforts to
                ------------------
                cause all of the conditions to the obligations of the Company under this Agreement to be satisfied on or prior to the Closing Date (but only to the extent the satisfaction of such conditions is within the control of Purchaser).

        6.8     Employee Benefit Plans. Purchaser agrees to use its reasonable
                ----------------------
                efforts to coordinate the conversion or merger of any employee benefit plans of the Company into Purchaser plans, to the extent that such plans may exist, to provide any and all employees of the Company who become employees of Purchaser with the same employee benefits uniformly offered to employees of Purchaser.

        6.9     Proposed Public Offering.  Purchaser shall use its best efforts
                ------------------------
                to cause the registration statement relating to the Proposed Public Offering to be declared effective by the Commission prior to the Termination Date.

     6.10 Reciprocal Telecommunications Agreement.  Purchaser shall not
          ---------------------------------------
          knowingly and intentionally take any action that would cause it to be in a state of default beyond notice and opportunity to cure under the Reciprocal Telecommunications Agreement.

     6.11 Public Announcement.  Purchaser shall not make any public announcement
          -------------------
          regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company and the Stockholders, which consent shall not be unreasonably withheld; provided, however that nothing in this Agreement shall be construed to prohibit Purchaser from filing and distributing all information relating to this Agreement and the transactions contemplated hereby as is necessary to complete the Proposed Public Offering.

     6.12 Confidentiality.  Purchaser shall comply and cause its
          ---------------
          "Representatives" to comply with the terms of the Confidentiality Agreement, which are hereby ratified, confirmed and incorporated herein by reference as though fully set forth herein as obligations of Purchaser under this Agreement.

     6.12 Standstill Agreement.  Purchaser shall not knowingly and intentionally
          --------------------
          take any action that would cause it to be in a state of default beyond notice and opportunity to cure under the Standstill Agreement dated October 31, 1997.

     6.14 Standstill Payments.  On each of May 1, 1998 and June 1, 1998,
          -------------------
          Purchaser shall make Standstill Payments in the amount of $25,000 each (and the failure to timely make such payments shall be a material breach by Purchaser under this Agreement), except if the Closing has occurred on or prior to either of such dates, then the respective Standstill Payment shall not be required to be made.

                                  ARTICLE VII

                 CONDITIONS OF PURCHASER'S OBLIGATIONS TO CLOSE

     The obligations of Purchaser to close under this Agreement are subject to satisfaction of the following conditions, unless waived in writing by Purchaser:

        7.1     Representations and Warranties True.  The representations and
                -----------------------------------
                warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality such statement shall be true and correct in all respects) on and as of the Closing Date, except to the extent that a representation or warranty is made as of a specific earlier date, in which case such representation or warranty shall be true and correct in the manner specified above as of such earlier date and shall be deemed to have been made on and as of the Closing Date.

        7.2     Performance.  The Company and the Stockholders shall have
                -----------
                performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

        7.3     No Material Change.  Since the Company Balance Sheet Date, there
                ------------------
                shall have been no material adverse effect on or material adverse change in (i) any of the business, condition (financial or otherwise), operations, prospects, assets or liabilities of the Company taken as a whole, (ii) the legality or enforceability against Stockholders or the Company of this Agreement or (iii) the ability of any Stockholder or the Company to perform its obligations and to consummate the transactions under this Agreement.

        7.4     Stockholder and Company  Certificate.  Purchaser shall have
                ------------------------------------
                received a certificate dated the Closing Date and executed by each Stockholder and the Company, substantially in the form of Exhibit D hereto, to the effect that the conditions expressed in Sections 7.1, 7.2 and 7.3 have been fulfilled.

        7.5     No Injunction.  On the Closing Date there shall be no Laws or
                -------------
                effective injunction, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction that prevents or makes illegal the consummation of the transaction contemplated hereby.

        7.6     Employment/Consulting Agreements.  John Lynch shall have entered
                --------------------------------
                into the consulting agreement with Purchaser in form of Exhibit B hereto. Philip Thomas and Sean Thomas shall have entered into the employment agreements with Purchaser in the form of Exhibit C hereto.

        7.7     Stockholder Approval; Approval of Board of Directors of the
                -----------------------------------------------------------
                Company. Purchaser shall have received copies of resolutions of
                -------
                the Stockholders and the Board of

                Directors of the Company, certified by the Secretary or Assistant Secretary of the Company approving this Agreement and the transactions contemplated hereby.

        7.8     Stockholder Action.  Each Stockholder shall have executed and
                ------------------
                delivered to Purchaser this Agreement and the Escrow Agreement among Purchaser, such Stockholder and the escrow agent named therein substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

        7.9     Completion of Necessary Financing/Listing on Stock Market.
                ---------------------------------------------------------
                Purchaser shall have completed new financings of not less than $15,000,000 to enable Purchaser to complete the transactions contemplated hereby. Purchaser's Common Stock shall be approved for listing on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange.

        7.10    Consents.  All consents, approvals or authorizations listed as
                --------
                being required to execute, deliver and perform this Agreement and the transactions contemplated hereby in Section 3.4 of the Company Disclosure Schedule shall have been obtained by the Company.

        7.11    Disclosure Schedules.  The Company and Purchaser shall have
                --------------------
                agreed upon forms of Company Disclosure Schedule, Purchaser Disclosure Schedule and Exhibit F hereof within 20 days of the date hereof.

        7.12    Conditions Generally.  If any of the foregoing conditions are
                --------------------
                not fulfilled at the time set forth herein for Closing, Purchaser may only, at Purchaser's option, either:

                (a) Waive the unfulfilled condition or conditions and consummate Closing hereunder; or

                (b)     Terminate this Agreement pursuant to Article XII hereof.

     It is agreed that if Purchaser is informed in writing by the Stockholders or the Company at or before the time of Closing of any breach or non-fulfillment of any warranty, representation or covenant by the Stockholders or the Company or non-fulfillment of any condition, and Purchaser does not elect to terminate this Agreement and proceeds to consummate Closing hereunder, then Purchaser shall be deemed to have waived its rights with respect to the applicable warranty, representation, covenant or condition.

                                 ARTICLE VIII

                        CONDITIONS OF THE COMPANY'S AND
                     THE STOCKHOLDERS' OBLIGATIONS TO CLOSE

     The obligation of the Company and the Stockholders to close under this Agreement is subject to satisfaction of the following conditions, unless waived in writing by the Stockholders.

        8.1     Representations and Warranties True.  The representations and
                -----------------------------------
                warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality such statement shall be true and correct in all respects) on and as of the Closing Date, except to the extent that a representation or warranty is made as of a specific earlier date, in which case such representation or warranty shall be true and correct in the manner specified above as of such earlier date and shall be deemed to have been made on and as of the Closing Date.

        8.2     Performance.  Purchaser shall have performed and complied in all
                -----------
                material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

        8.3     No Material Change.  Since the Purchaser Balance Sheet Date,
                ------------------
                there shall have been no material adverse effect on or material adverse change in (i) any of the business, condition (financial or otherwise), operations, prospects, assets or liabilities of Purchaser taken as a whole, (ii) the legality or enforceability against Purchaser of this Agreement or (iii) the ability of Purchaser to perform its obligations and to consummate the transactions under this Agreement.

        8.4     Purchaser Certificate.  The Company and the Stockholders shall
                ---------------------
                have received a certificate dated the Closing Date and executed by an executive officer of Purchaser, substantially in the form of Exhibit E hereto, to the effect that the conditions expressed in Sections 8.1, 8.2 and 8.3 have been fulfilled.

        8.5     No Injunction.  On the Closing Date there shall be no Law or
                -------------
                effective injunction, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction that prevents or makes illegal the consummation of the transaction contemplated hereby.

        8.6     Employment/Consulting Agreements.  Purchaser shall have entered
                --------------------------------
                into a consulting agreement with John Lynch in the form of Exhibit B hereto. Purchaser shall have entered into employment agreements with Philip Thomas and Sean Thomas in the form of Exhibit C hereto.

        8.7     Purchaser Action.  Purchaser shall have (i) executed and
                ----------------
                delivered to the each Stockholder this Agreement and the Escrow Agreement and (ii) paid to each Stockholder the Purchase Price in accordance with Section 2.2 hereof.

        8.8     Approval of Board of Directors of Purchaser.  The Company and
                -------------------------------------------
                the Stockholders shall have received copies of resolutions of the Board of Directors of the Purchaser, certified by the Secretary or Assistant Secretary of the Purchaser, approving this Agreement and the transactions contemplated hereby.

        8.9     Completion of Necessary Financing/Listing on Stock Market.
                ---------------------------------------------------------
                Purchaser shall have completed new financings of not less than $15,000,000 to enable Purchaser to complete the transactions contemplated hereby. Purchaser's Common Stock shall be approved for listing on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange.

        8.10    Consents.  All consents, approvals or authorizations listed as
                --------
                being required to execute, deliver and perform this Agreement and the transactions contemplated hereby in Exhibit G shall have been obtained by the Company or the Purchaser.

        8.11    Release of Guarantees.  The Company shall have obtained the
                ---------------------
                release of the personal guarantees provided by the Stockholders and/or John Lynch of the Company's real estate leases in Connecticut and Florida and of the Company's obligations to Zions Credit Corporation.

        8.12    Disclosure Schedules.  The Company and Purchaser shall have
                --------------------
                agreed upon forms of Company Disclosure Schedule, Purchase Disclosure Schedule and Exhibit F hereof within 20 days of the date hereof.

        8.13    Conditions Generally.  If any of the foregoing conditions are
                --------------------
                not fulfilled at the time set forth herein for Closing, the Company and the Stockholders may only, at their option, either:

                (a) waive the unfilled condition or conditions and consummate Closing hereunder; or

                (b)     terminate this Agreement pursuant to Article XII hereof.

     It is agreed that if the Stockholders are informed in writing by Purchaser at or before the time of Closing of any breach or non-fulfillment of any warranty, representation or covenant by Purchaser or non-fulfillment of any condition, and the Company and the Stockholders do not elect to terminate this Agreement and proceed to consummate Closing hereunder, then the Company and the Stockholders shall be deemed to have waived their rights with respect to the applicable warranty, representation, covenant or condition.

                                    ARTICLE

                         DELIVERIES OF THE STOCKHOLDERS

     The Stockholders agree on the Closing Date to deliver or cause to be delivered to Purchaser the following:

        9.1     Stock Certificates.  Certificates evidencing the Stock properly
                ------------------
                endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank and otherwise in form acceptable for transfer on the books of the Company.

        9.2     Resignations.  Written resignations of each of the directors of
                ------------
                the Company.

        9.3     Letters to Banks.  If requested by Purchaser, letters to banks
                ----------------
                at which the Company maintains accounts or borrows funds revoking the authority of existing signatories and authorizing signatories designated by Purchaser.

        9.4     Stockholders Certificate.  The certificate of the Stockholders
                ------------------------
                referenced in Section 7.4.

        9.5     Good Standing Certificates.  Good standing certificates,
                --------------------------
                certificates of foreign qualification, certificates of status or certificates of compliance, dated no more than ten (10) days prior to the Closing Date, from the appropriate authorities in the jurisdiction of incorporation of the Company and in each jurisdiction in which the Company is qualified to do business, showing the Company to be in good standing in the applicable jurisdiction.

        9.6     Secretary's Certificate.  Certificate of the Secretary or an
                -----------------------
                Assistant Secretary of the Company as to Certificate of Incorporation and Bylaws of the Company, the resolutions adopted by the Board of Directors of the Company authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, and the incumbency of officers.

        9.7     Employment/Consulting Agreements.  An original executed
                --------------------------------
                counterpart of the consulting agreement between John Lynch and Purchaser in the form of Exhibit B hereto. Original executed counterparts of the employment agreements between Purchaser and each of Philip Thomas and Sean Thomas in the form of Exhibit C hereto.

        9.8     Other Deliveries.  All previously undelivered documents required
                ----------------
                to be delivered pursuant to this Agreement and such other documents or instruments as Purchaser or its counsel may reasonably request.

        9.9     Escrow Agreement.  An original executed counterpart of the
                ----------------
                Escrow Agreement with each of the Stockholders.

        9.10    Releases.  The Company and the Stockholders shall have exchanged
                ---------
                general releases, containing an exclusion for the Stockholder's rights under any Plans and such other exclusions as may be reasonably requested by the Stockholders and agreed to by Purchaser (which agreement shall not be unreasonably withheld).

        9.11    Personal Guarantee.   John Lynch shall deliver his personal
                -------------------
                guarantee, in a form reasonably acceptable to Purchaser and its counsel, of the obligations of Lynch Family, LLC pursuant to
                Section 11.6(e) hereof.

                                    ARTICLE

                  DELIVERIES OF PURCHASER ON THE CLOSING DATE

     Purchaser agrees on the Closing Date to deliver to the Stockholders the following:

        10.1    Payments.  Subject to Section 11.6 and the Escrow Agreement,
                --------
                payment of the Purchase Price pursuant to and in accordance with
                Section 2.2.

        10.2    Secretary's Certificate.  A certificate of the Secretary or an
                -----------------------
                Assistant Secretary of Purchaser setting forth a copy of the resolutions adopted by the Board of Directors of Purchaser authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        10.3    Purchaser Certificate.  The officer's certificate of Purchaser
                ---------------------
                referenced in Section 8.3.

        10.4    Escrow Agreement.  An original counterpart of the Escrow
                ----------------
                Agreement with each Stockholder duly executed by the Purchaser.

        10.5    Employment/Consulting Agreement.  Original executed counterpart
                -------------------------------
                of the consulting agreement between John Lynch and Purchaser in the form of Exhibit B hereof. Original executed counterpart of the employment agreements between Purchaser and each of Philip Thomas and Sean Thomas in the form of the Exhibit C hereof.

        10.6    Other Deliveries.  All previously undelivered documents required
                ----------------
                to be delivered pursuant to this Agreement and such other documents or instruments as the Stockholders or their counsel may reasonably request.

                                    ARTICLE

                                INDEMNIFICATION

        11.1    Indemnification by the Stockholders.
                -----------------------------------

        From and after the completion of the Closing, subject to the terms, conditions and limitations set forth herein, each of the Stockholders, proportionately as set forth below (except with respect to breaches of the representations and warranties contained in Section 3.2, for which the Stockholders severally (and not jointly)), agrees to indemnify Purchaser and its Affiliates (and their respective officers and directors) of Purchaser (which shall specifically include the Company) (each a "Purchaser Indemnitee") against and hold them harmless from any and all Damages which may be asserted against, imposed upon or sustained by a Purchaser Indemnitee by reason of or arising out of the breach, default, inaccuracy or failure of any of the warranties, representations, covenants or agreements of the Company or the Stockholders contained in this Agreement or in any certificate or instrument required to be delivered pursuant hereto.

        Notwithstanding anything contained in this Agreement to the contrary;
(i) the representations and warranties in Section 3.2 are made by each Stockholder only with respect to himself and not any other Stockholder; (ii) as to other indemnification obligations of the Stockholders, the liability of the Stockholders shall be proportionate (i.e., each Stockholder shall only be liable for one-third (1/3rd) thereof); and (iii) subject to the right of the Purchaser to recover fees from the Company, pursuant to Section 12.2 hereof, the Stockholders shall have no liability of any sort under this Agreement unless and until the Closing under this Agreement is actually consummated, (which post Closing liabilities shall be limited as set forth herein). The Purchaser shall be responsible for any and all reasonable legal and other costs and expenses paid or incurred by the Stockholders (or any of them) in enforcing the foregoing limitation on liability.

        11.2    Indemnification by Purchaser.
                ----------------------------

                (a) From and after Closing, subject to the terms, conditions and limitations set forth herein, Purchaser agrees to indemnify each Stockholder and every Affiliate of such Stockholder (each a "Stockholder Indemnitee") and hold them harmless from and against any and all Damages which may be asserted against, imposed upon or sustained by a Stockholder Indemnitee at any time by reason of or arising out of (i) the breach, default, inaccuracy or failure of any warranties, representations, conditions, covenants or agreements of Purchaser contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto, or (ii) the ownership of the Purchaser Common Stock by the Stockholders after Closing solely from such ownership.

                (b) The Purchaser shall further indemnify and hold harmless the Stockholders, the Company and its officers, directors, employees, and each person, if any, who controls the Company within the meaning of the Act, against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise (which will, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees, including appeals), whether such losses, claims, damages, liabilities or expenses shall result from (A) any claim of the Company, any of its officers, directors, employees, or any person who controls the Company within the meaning of the Act or any third party, insofar as such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, amendment, supplement, prospectus or other disclosure, including those relating to the Proposed Public Offering, or filed by the Purchaser upon exercise of the Registration Rights set forth in Section 2.3 hereof, unless such untrue statement or alleged untrue statements were made in such registration statement, amendment, supplement, prospectus or other disclosure primarily in reliance (to the extent permitted by this Agreement) upon information furnished to Purchaser in connection therewith by the Company or a Stockholder, or (B) any violations by the Purchaser of the Act or state securities laws. The Purchaser shall reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies, and such indemnity obligations shall be in addition to any liability of the Purchaser herein or otherwise at law or equity. The obligations of the Purchaser under this Section 11.2(b) shall survive the termination of this Agreement for any reason prior to Closing.

        11.3    Procedures for Third-Party Claims.
                ---------------------------------

                (a) If any Indemnitee receives written notice of the assertion of any claim or of the commencement of any action or proceeding by any Governmental Authority or any person or entity who is not a party to this Agreement (a "Third Party Claim") against or affecting such Indemnitee, and if such assertion were presumed to be true (regardless of the actual outcome) then a party could be obligated to provide indemnification under this Agreement as a result of or in connection with such claim, action or proceeding, such Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than thirty (30) calendar days after receipt of such written notice of such Third Party Claim; provided however, that failure to give notice as provided in this paragraph (a) shall not relieve the Indemnifying Party of its indemnification obligations under this Article XI except to the extent that such Indemnifying Party is actually prejudiced by such failure. Said written notice to the Indemnifying Party shall set forth the basis of the Third Party Claim in reasonable detail and include copies of all pertinent correspondence relating to such Third Party

          Claim. The Indemnifying Party (which, in the case of any matter for which the Stockholders are severally liable and for purposes of this
          Section 11.3 shall act as a single group) will have the right to assume and control the defense of any Third Party Claim at such Indemnifying Party's sole expense and by such Indemnifying Party's own counsel (which counsel must be reasonably satisfactory to the Indemnitee), by giving written notice to the Indemnitee (the "Notice to Defend") no later than thirty (30) calendar days after receipt of the above-described notice of such Third Party Claim. The Indemnitee also will have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing, but all fees and expenses of such counsel shall be paid by the Indemnitee. The Indemnifying Party and the Indemnitee will reasonably cooperate with each other in good faith in such defense and make available all employees and books and records in its control as reasonably deemed necessary with respect to such defense (but not to the extent that would require waiver of any privilege). If the Indemnitee does not receive from the Indemnifying Party a Notice to Defend with respect to a Third Party Claim or a written notice of objection to the claim for indemnification specifying in reasonable detail the basis for the objection within the thirty (30) day period described above, the Indemnitee may, at its option, elect to solely defend the Third Party Claim assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all reasonable costs and expenses, and all settlement amounts (subject to and in accordance with paragraph (c) below of this Section 11.3) or other liabilities, losses, damages and injuries paid or incurred in connection therewith to the extent such claim is or would have been indemnifiable under this Agreement if such claim is or had been proved.

     (b) If, within the thirty (30) day period set forth in paragraph (a) above of this Section 11.3, an Indemnitee receives a Notice to Defend from an Indemnifying Party with respect to any Third Party Claim, the Indemnifying Party will not be liable for any legal expenses of the Indemnitee incurred after receipt by the Indemnitee of such Notice to Defend.

     (b) In the event there is a dispute between the Indemnifying Party and Indemnitee concerning whether a Third Party Claim should be contested, settled or compromised, it shall be settled, compromised or contested, in accordance with the next succeeding sentences; provided, however,
                                                            --------  -------
          that the Indemnitee, or its respective successors or assigns, shall neither be required to refrain from paying or satisfying any claim which has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond posted by the Indemnifying Party, nor shall the Indemnitee be required to refrain from paying or satisfying any Third Party Claim after and to the extent that such Third Party Claim has resulted in an unstayed injunction. The Indemnifying Party shall not, without the Indemnitee's prior written consent, not to be unreasonably withheld, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding.

          Subject to the foregoing, in the event that the Indemnifying Party, on the one hand, or the Indemnitee, on the other hand, has reached a good faith, bona fide settlement, agreement or compromise, subject only to approval hereunder, with any claimant regarding a matter which may be the subject of indemnification hereunder and desires to settle on the basis of such agreement or compromise, such party who desires to so settle or compromise shall notify the other party in writing of its desire setting forth the terms of such settlement or compromise (the "Notice of Settlement"). The Third Party Claim may be settled or compromised on such basis unless within twenty (20) days of the receipt of the Notice of Settlement the party who issued the Notice of Settlement receives a notice from the other party of its desire to continue to contest the matter (the "Notice to Contest") and, in such case:

          (i) Should the Indemnitee deliver a Notice to Contest, the claim shall be so contested and the liability of the Indemnifying Party shall be limited as provided in clause (iii) below;

          (ii) If the settlement or compromise could result in a further claim for indemnification being made against the Indemnifying Party and if the Indemnifying Party delivers the Notice to Contest, the claim shall be so contested and the liability of the Indemnitee shall be limited as provided in clause (iii) below; and

          (iii) If a matter is contested as provided in clauses (i) or (ii) above and is later adjudicated, settled, compromised or otherwise disposed of and such adjudication, compromise, settlement or disposition results in a liability, loss, damage or injury in excess of the amount for which one party desired previously to settle the matter, then the liability of such party shall be limited to such lesser proposed settlement amount (plus attorney's fees and expenses to the date of the proposed but unapproved settlement to the extent provided for in paragraphs (a) and (b) above) and the party contesting the matter shall be solely responsible for any additional amount.

     11.4 Direct Claim.  Any claim for which an Indemnitee intends to assert a
          ------------
          right to indemnifiable Damages under this Agreement which does not result from a Third-Party Claim (a "Direct Claim") shall be asserted by giving each Indemnifying Party reasonably prompt written notice thereof, and each Indemnifying Party shall have a period of thirty
          (30) calendar days within which to respond to such Direct Claim. If any Indemnifying Party does not so respond within such thirty (30) calendar day period, such Indemnifying Party shall be deemed to have rejected such claim, in which event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee pursuant to this Agreement. A failure to give timely notice as provided in this
          Section 11.4 shall not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage, incurred an obligation or liability which otherwise would have been avoided, or was otherwise actually prejudiced.

     11.5 Limitations of Indemnification Obligations.
          ------------------------------------------

          (a) All warranties, representations, conditions, covenants, agreements and undertakings of the parties under this Agreement shall survive the consummation of the Closing hereunder; provided, however, claims by the Purchaser Indemnitees against the Stockholders for the breach of any warranty or representation contained in Article III hereof and claims by Stockholder Indemnitees against Purchaser for the breach of any warranty or representation contained in Article IV hereof shall survive only for 12 months following the Closing Date. All other obligations shall be unlimited as to duration. Any claims for indemnification based upon any such breach which are pending on or asserted or identified prior to the expiration of the 12 month time period specified above may continue to be made and indemnified against pursuant to this Agreement and the Escrow Agreement and the related obligation to indemnify shall not terminate.

          (b)  Losses Net of Insurance, Etc.  The amount of any Damages suffered
               ----------------------------
               as a result of an injury to an Indemnitee for which indemnification is available hereunder, shall be net of any insurance proceeds, if any, actually received by the Indemnitee in respect of such injury and (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase and any tax consequences resulting from any payments pursuant to this Section 11.5(b)) and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Damage. In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnitee or any Affiliate of such Indemnitee causes any such payment not to be treated as an adjustment to the Purchase Price for Federal tax purposes. The purpose of this Section 11.5(b) is to put the Indemnitee in such a position as if the Damage for which indemnification is provided hereunder had not occurred.

          (c)  Exclusive Remedy.  The parties acknowledge and agree that after
               ----------------
               the Closing the indemnities set forth in this Article XI shall be the sole and exclusive remedy for breach, default, inaccuracy or failure of any of the warranties, representations, conditions, covenants or agreements contained in this Agreement and in any certificates or documents delivered pursuant hereto, except in the case of judicially determined fraud, intentional or willful misrepresentation or breach, equitable remedies and except that the Stockholders shall have the right to seek specific performance and/or to pursue any and all remedies available at law or in equity (all of which shall be cumulative) in connection with any failure of the Purchaser to perform its obligations under Sections 2.2(a)(B), 2.3 and/or 2.4. The foregoing is not intended to limit or in any way affect the respective rights and obligations of the parties under the Escrow Agreement and/or the employment agreements and consulting agreement entered into by the Purchaser.

          (d)  No Lost Profits.  Notwithstanding anything to the contrary in
               ---------------
               this Agreement, except for any breach of Purchaser's obligations under Sections 2.2(a)(B), 2.3 and 2.4 hereof, in no event will any party hereto have any liability under this Agreement to any other party hereto for consequential, indirect or incidental damages of any kind or nature or lost profits.

          (e)  Maximum Indemnification by Purchaser. With respect only to claims
               ------------------------------------
               by Stockholder Indemnitees against Purchaser for indemnification based upon breaches defaults or inaccuracies of the warranties and representations contained in Article IV, there shall be an aggregate limitation of $2,070,000.00. There shall be no limitation on Purchaser's liability for, or in connection with, any of its other obligations under this Agreement.

     11.6 Recourse for Indemnification by the Stockholders.
          ------------------------------------------------

          (a) To induce the Purchaser and the Stockholders to enter into this Agreement and to serve as the sole recourse for the indemnity obligations of the Stockholders under this Article XI (except as set forth in Sections 11.6(e) and 11.7), the Purchaser shall have a right of set-off against the shares of Purchaser Common Stock to be issued to the Stockholders (to be exercised prior to their issuance) to enforce the Stockholders' obligations and the Purchaser Indemnitees collective rights. Except for breaches referred to in Section 11.6(e), said right of set-off shall be exercised equally with respect to each of the Stockholders (i.e., one-third (1/3/rd/) against the Purchaser Common Stock to be issued to each Stockholder.

          (b) Notwithstanding anything contained in this Agreement (or in any instrument or document delivered pursuant hereto; provided, however that the
                                                  -----------------
parties agree and acknowledge that Purchaser shall have rights against the Escrow Payment (to the extent and as provided in the Escrow Agreement) and Purchaser shall have certain indemnification rights under the related Employment Agreements and the Consulting Agreement) to the contrary, Purchaser hereby acknowledges and agrees as follows, except as and to the extent provided in (e) below with respect to any breach of the representations and warranties contained in Section 3.2 hereof, that:

               (i) the Stockholders shall have no personal liability of any sort under or in connection with this Agreement and/or any related instrument or document;

               (ii) after the Closing, the sole and exclusive right, remedy and recourse of the Purchaser, any Purchaser Indemnitee and/or any other person claiming by, through or under the Purchaser for the enforcement of breach, default, inaccuracy or failure of any of the warranties, representations, conditions, covenants or agreements on the part of any of the Company or the Stockholders (and/or for any other obligation of any of the Company or the Stockholders) in, under, pursuant to or in connection with this Agreement and/or any instrument or document made or delivered pursuant thereto, whether for Damages or other legal or equitable relief, and whether based upon contract, tort, fraud, or upon any other theory of law, shall be said right of set-off against the Purchaser Common Stock to be issued pursuant to Section 2.2(a)(B).

               (iii) the Purchaser, for itself and its successors and assigns, and any Purchaser Indemnitees hereby irrevocably waive and relinquish any and all right to pursue any Action relating to this Agreement of any kind or nature against the Stockholders or any of their respective assets other than an Action against the Purchaser Common Stock as aforesaid;

               (iv) the limitations on the liability of the Stockholders set forth herein were a material inducement to the Stockholders entering into this Agreement, and but for said limitations, the Stockholders would not have entered into this Agreement; and

               (v) Purchaser shall be responsible for any and all reasonable legal and other costs and expenses paid or incurred by the Stockholders (or any of them) in enforcing the foregoing limitations on liability.

          (c) Purchaser shall have the right (pending judicial determination or mutual agreement as to the amount of claimed Damages for which set-off may be made) to set-off from the number of shares owed to the Stockholders pursuant to
Section 2.2(a)(B) hereto a number of shares equal to (x) any and all Damages which may be asserted against, imposed upon or sustained by a Purchaser Indemnitee by reason of or arising out of the breach, default, inaccuracy or failure of any of the warranties, representations, covenants or agreements of the Company or the Stockholders contained in this Agreement or in any certificate or instrument required to be delivered pursuant hereto divided by
(y) the Fair Market Value of the shares of Purchaser Common Stock as of the first anniversary of the Closing Date

          (d) For purposes of this Agreement, shares of Purchaser Common Stock shall be deemed to have a "Fair Market Value" per share equal to the daily average of the volume-weighted average trading price per share of Purchaser Common Stock as quoted by Bloomberg (or if Bloomberg service is not available, the daily average closing bid price per share as reported on the Nasdaq) for each trading day of the most recent period of twenty consecutive trading days ending prior to the date of determination.

          (e) In the event any Stockholder breaches any of such Stockholder's representations or warranties contained in Section 3.2, such Stockholder (but not any of the other Stockholders) shall be liable for any and all Damages which are actually sustained by a Purchaser
Indemnitee by reason of such breach. With respect to such Damages only, Purchaser shall have the right to recover against the Purchaser Common Stock and against such Stockholder personally.

     11.7 WorldCom Dispute.
          ----------------

     (a) Unless on or prior to the first anniversary of the Closing Date the WorldCom Dispute has been adjudicated, arbitrated or settled in the favor of the Company or in the favor of WorldCom for an amount less than or equal to $365,000, then, as an adjustment of the Purchase Price, Purchaser shall have the right to recover against certain portions of the Escrow Payment and set-off from the Purchaser Common Stock to be issued to the Stockholders as follows:

               (i) If on the first anniversary of the Closing Date the WorldCom Dispute has not been adjudicated, arbitrated or settled then Purchaser shall be entitled to $770,860.35 ($1,135,860.35 less $365,000) to be recovered pursuant to Section 11.7(a)(iii) below.

               (ii) If on or prior to the first anniversary of the Closing Date the WorldCom Dispute has been adjudicated, arbitrated or settled in favor of WorldCom for an amount greater than $365,000 then Purchaser shall be entitled to the amount of such adjudication, arbitration or settlement plus reasonable attorneys' fees and costs and related consulting fees less $365,000 to be recovered pursuant to Section 11.7(a)(iii) below as of the date of such adjudication, arbitration or settlement.

               (iii) Any amount to be recovered pursuant to Section (i) and (ii) shall be exclusively recovered equally (i.e., one-half) from the Escrow Payments and from set-offs from the Purchaser Common Stock based on the Fair Market Value of the Purchaser Common Stock.

     (b) Said right of recovery against the Escrow Payment and right of set-off from the Purchaser Common Stock to be issued shall be the sole remedy for Purchaser, and in no case shall any Stockholder be personally liable with respect to any such amounts recoverable in connection with the WorldCom Dispute.

     (c) The obligations of the Stockholders and the rights of the Purchaser under this Section 11.7 are conditioned upon (i) Purchaser vigorously defending the WorldCom Dispute and vigorously pursuing its counterclaims in connection therewith, all with counsel reasonably acceptable to the Stockholders (it being agreed that Parcel, Mauro & Spaanstra, P.C. is acceptable to the Stockholders), and (ii) John Lynch being authorized to pursue the settlement of the WorldCom Dispute with WorldCom on terms reasonably acceptable to Purchaser, and (iii) Purchaser shall not settle the WorldCom Dispute prior to the first anniversary of the Closing Date without the prior written consent of the Stockholders, which consent shall not be unreasonably withheld.

     (d) If WorldCom offers or agrees (or otherwise indicates its willingness) to settle the WorldCom Dispute for the payment of a sum certain, regardless of whether the Purchaser or the Company accepts said offer or agreement or consummates said settlement, then, at the option of the

Stockholders, the WorldCom Dispute shall be deemed to have been settled for said sum certain; provided, however that if such offer, agreement or indication of
             -----------------
settlement contains additional conditions (i.e. other than the payment of money and delivery of a release) that Purchaser reasonably deems commercially unreasonable, then the Stockholders shall not have the option to deem the WorldCom Dispute settled unless such offer, agreement or indication of settlement is actually accepted by Purchaser or the Company; provided, further
                                                             --------- -------
that if the Company or Purchaser attempts on a timely basis to settle with WorldCom based on such offer, agreement or indication of WorldCom, Inc.'s willingness to settle the WorldCom Dispute for the payment of a sum certain and the Company or Purchaser is unable to complete such settlement solely because WorldCom withdraws or materially changes such offer, agreement or indication, then the Stockholders shall not have the option to deem the WorldCom Dispute settled.

     (e) In the event that after the first anniversary of the Closing Date, but before the second anniversary of the Closing Date, the WorldCom Dispute is settled or otherwise satisfied for less than $1,135,860.35, then the Purchaser shall promptly (but in any event within 30 days) pay and provide to the Stockholders the sums recovered from the Escrow Payment and the number of shares of Purchaser Common Stock set-off against in excess of such amounts as Purchaser would have been entitled to recover and set-off had the WorldCom Dispute been settled for said amount prior to said first anniversary. In the event the Stockholders have exercised their demand registration right under Section 2.3 prior to the issuance and delivery of such additional shares of Purchaser Common Stock pursuant to this Subsection, then the Stockholders shall not be entitled to a second demand registration right with respect to such shares of Purchaser Common Stock.

     11.8 Survival of Representations, Warranties and Covenants.  The
          -----------------------------------------------------
          representations, warranties, covenants, indemnities, conditions and agreements contained herein are and will be deemed to be continuing representations, warranties, covenants, indemnities, conditions and agreements that survive the Closing and remain in full force and effect regardless of any investigations or knowledge of or on behalf of any party, but subject to the applicable limitations contained in this Article XI.

     11.9 Third Parties.  It is the intention and agreement of the parties that
          -------------
          the obligations of the Stockholders to the Purchaser under this
          Article XI do not and will not create any rights whatsoever in any third parties other than the Purchaser Indemnitees and Stockholder Indemnitees; provided, however that the Purchaser Indemnitees and Stockholder Indemnitees shall not have any rights or remedies under this Agreement beyond those granted to the Purchaser and the Stockholders, respectively.

                                  ARTICLE XII

                                  TERMINATION

     12.1 Termination of this Agreement.
          -----------------------------

          (a) In the event that for any reason the Closing shall not have occurred on or before June 30, 1998 (the "Termination Date"), then the Company and the Stockholders or Purchaser shall have the right (regardless of whether such person or persons is in material breach of its obligations under this Agreement), exercisable at any time after such date by notice in writing, to terminate this Agreement and its obligations hereunder.

          (b) In the event that, on or prior to the Termination Date, any Party (the "Breaching Party") is in material breach of its or their obligations under this Agreement (and such breach cannot reasonably be expected to be cured by the Breaching Party prior to the Termination Date, or the Breaching Party is not taking reasonable efforts to cure such breach, and, in either event, such breach is not waived), then, so long as any other Party (the "Non-Breaching Party") entitled to the benefit of such obligations is not in default of its or their obligations under this Agreement, the Non-Breaching Party shall have the right, as its sole and exclusive remedy in event of such breach, to terminate this Agreement pursuant to this Article XII (unless such breach is or has been cured prior to the giving of such notice of termination). The failure of the Proposed Public Offering to be completed shall not constitute a material breach of this Agreement so long as Purchaser uses its best efforts to cause such Registration Statement to become effective. The sole remedy of the Company and the Stockholders in the event of such a failure of the Proposed Public Offering to be completed shall that described in Section 12.2(a)(i). Failure by the Purchaser to timely pay any Standstill Payment shall constitute material breach by the Purchaser.

          (c) If any party attempts to terminate this Agreement for any reason other than those contained in Section 12.1(a) or (b), such termination shall constitute a material breach of this Agreement by the terminating party.

     12.2 Effect of Termination.
          ---------------------

          (a)  Termination by Stockholders or the Company.  Notwithstanding
               ------------------------------------------
               anything contained in this Agreement or in the Standstill Agreements to the contrary, if this Agreement is terminated by any of the Stockholders or the Company: (i) pursuant to Section 12.1(a) then Purchaser shall forfeit and the Company shall retain any Standstill Payments paid by Purchaser as liquidated damages to the Company, or (ii) pursuant to Section 12.1(b) then Purchaser shall forfeit and the Company shall retain any Standstill Payments paid by

               Purchaser and Purchaser shall pay to the Company a fee equal to $150,000 as liquidated damages to the Company; and thereupon, in each such case, the parties shall be released of all further liabilities under this Agreement.

          (b)  Termination by Purchaser.  Notwithstanding anything contained in
               ------------------------
               this Agreement or in the Standstill Agreements to the contrary, if this Agreement is terminated by Purchaser: (i) pursuant to
               Section 12.1(a) then Purchaser shall forfeit and the Company shall retain any Standstill Payments paid by Purchaser as liquidated damages to the Company, or (ii) pursuant to Section 12.1(b) then the Company shall return all Standstill Payments to Purchaser and the Company shall pay to Purchaser a fee equal to $150,000 as liquidated damages to Purchaser; and thereupon, in each case, the parties shall be released of all further liabilities under this Agreement.

     12.3 Sole Remedy for Termination.  The remedies provided in Section 12.2(a)
          ---------------------------
          and (b) shall constitute the sole and exclusive rights and remedies of the Purchaser, on one hand, and of the Company and the Stockholders, on the other, against the other in the event of any termination of this Agreement by any party for any reason and/or breach of this Agreement by any party prior to the consummation of the Closing under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, except for the right of Purchaser to terminate this Agreement under Section 12.1(b) above and to receive the return of the Standstill Payments and receive payment of $150,000 from the Company as provided in Section 12.2 above, Purchaser hereby acknowledges and agrees that it shall have no right to seek or pursue damages, specific performance and/or any other rights or remedies, whether at law or in equity, against the Company and/or against any of the Stockholders for or on account of or in connection with any breach of or failure or refusal to perform any of their respective obligations under this Agreement (regardless of whether such breach or failure or refusal to perform is intentional or unintentional). Notwithstanding anything contained in this Agreement to the contrary, except for the right of the Company or the Stockholders to terminate this Agreement under
          Section 12.1(a) or (b) above and to retain the Standstill Payments and/or receive payment of $150,000, as the case may be, from Purchaser as provided in Section 12.2 above, the Company and the Stockholders hereby acknowledge and agree that it shall have no right to seek or pursue damages, specific performance and/or any other rights or remedies, whether at law or in equity, against Purchaser for or on account of or in connection with any breach of or failure or refusal to perform any of its obligations under this Agreement (regardless of whether such breach or failure or refusal to perform is intentional or unintentional). The parties acknowledge that the foregoing limitations on the liability of the parties hereto and on the rights and remedies of the other parties are a material inducement to the parties entering into this Agreement. Purchaser shall be responsible for any and all reasonable legal and other costs and expenses paid or incurred by the Company or the Stockholders (or any of them) in enforcing the foregoing limitations on their liability. The Company and the Stockholders shall be responsible for any and all reasonable legal and other costs and expenses paid or incurred by the Purchaser in enforcing the foregoing limitations on its liability.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Entire Agreement.  This Agreement, which also includes the Exhibits
          ----------------
          and Schedules hereto, sets forth the entire agreement and understanding among the parties and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party which is to be bound thereby. Except as otherwise expressly provided herein, the foregoing is not intended to supersede or otherwise affect the respective rights and obligations of the parties under the Standstill Agreement dated October 31, 1997, the Reciprocal Telecommunications Agreement or the Confidentiality Agreement.

     13.2 Amendments.  This Agreement (including the Exhibits and Schedules
          ----------
          hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged. The rights and remedies of the parties hereunder are cumulative and not exclusive of any other right or remedy any party may have. No failure or delay by any party hereto in exercising any right, power or privilege shall operate as a waiver of any such right, power or privilege, except as expressly set forth in this Agreement. No waiver of any default shall constitute a waiver of any other or any subsequent default. No single or partial exercise of any right, power or privilege shall preclude the further or other exercise of the same or other right, power or privilege.

     13.3 Governing Law.  THIS AGREEMENT AND ITS VALIDITY, CONSTRUCTION AND
          -------------
          PERFORMANCE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     13.4 Representation by Counsel.  Each party and its counsel cooperated in
          -------------------------
          the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived by each party.

     13.5 Benefit of Parties; Assignment.  This Agreement shall be binding upon
          ------------------------------
          and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. The Agreement may not be assigned by any party except with the prior written consent of other parties hereto. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement, except as provided in Section 11.8.

     13.6 Expenses.  Except as specifically provided otherwise in this
          --------
          Agreement, or as otherwise agreed in writing by any party (e.g., the Purchaser has previously agreed, in writing, to pay certain fees to Richard A. Eisner & Company, LLP, Trager & Trager, P.C. and Neal Simmons, CPA, and the failure by the Purchaser to timely pay any such sums in accordance with said agreement shall be a material default by the Purchaser under this Agreement), each party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees.

     After the date hereof, the Company shall not incur any material fees or expenses on behalf of the Stockholders in connection with the transactions contemplated by this Agreement; provided, however that nothing contained in this or any other Section of this Agreement shall prohibit or affect the right of the Company to pay, after the date hereof and prior to or at the Closing, any of the following: (i) accounting and other reasonable fees to Richard A. Eisner & Company, LLP and/or Neal Simmons, CPA; or (ii) up to a total of $50,000 of the legal fees incurred by the Company and/or the Stockholders in connection with this Agreement and/or the transactions contemplated hereby which are payable to Berkowitz & Balbirer, P.C. and/or Trager & Trager, P.C.

     13.7 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
          which shall be deemed to be an original instrument and all of which shall constitute one and the same instrument.

     13.8 Headings.  The headings in the Sections, paragraphs, Schedules and
          --------
          Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     13.9 Notices.  All notices, requests, demands and other communications
          -------
          provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

     To a Stockholder:   Lynch Family, LLC
                         c/o John Lynch
                         10 Braeloch Way
                         Huntington, CT 06484

                         Philip Thomas
                         3216 N.E. 13th Street, #12
                         Pompano Beach, FL 33063

                         Sean Thomas
                         119 Division Avenue
                         Shelton, CT 06484


     To the Company:     International Telephone Company
                         110 Broward Boulevard, Suite 610
                         Fort Lauderdale, FL  33301
                         Attention:  John Lynch
                         Telephone: (954) 525-0240
                         Facsimile: (954) 525-0221

     with a copy to:     Berkowitz & Balbirer, P.C.
                         253 Post Road West
                         P.O. Box 808
                         Westport, CT  06881
                         Attention:  Howard Komisar, Esq.
                         Telephone:  (203) 226-1001
                         Facsimile:  (203) 226-3801

     To Purchaser:       Communications Systems International, Inc.
                         8 S. Nevada Ave., #200
                         Colorado Springs, Colorado  80903
                         Attention: Robert Spade
                         Telephone: (719) 471-3332
                         Facsimile: (719) 577-4470

     with a copy to:     Parcel, Mauro & Spaanstra, P.C.
                         1801 California Street, Suite 3600
                         Denver, Colorado  80202
                         Attention: Douglas R. Wright, Esq.
                         Telephone:  (303) 292-6400
                         Facsimile:  (303) 295-3040

provided, that any notice of change of address shall be effective only upon receipt.

     13.10 No Offer.  This Agreement is submitted to the parties for examination
           --------
           only and it shall not be considered an offer and shall not bind any party in any way unless and until (a) Purchaser has duly executed and delivered duplicate originals of this Agreement to the Company and the Stockholders, and
           (b) the Company and the Stockholders have duly executed and delivered at least one of said originals to the Purchaser.

     13.11 Further Assurances. After the Closing, each party hereto shall from time to time, at the request of any other party hereto and without further cost or expense to such other party, execute and deliver such other instruments of conveyance and transfer and take such other actions as such other party may reasonably request in order to more effectively consummate the transactions contemplated hereby and perfect such party's rights and interests hereunder.

     13.12 Access By Stockholders After Closing.  Subject to applicable
           ------------------------------------
           securities laws, from and after the Closing, until such time as the Stockholders no longer own any Purchaser Common Stock, Purchaser will give the Stockholders and their respective attorneys, accountants and representatives, reasonable access to all properties, documents, contracts, books and records of the Company for any reasonable purpose, (which, to the extent commercially reasonable, Purchaser hereby agrees to keep and maintain for a period of at least five years after the Closing), and will furnish the Stockholders with copies of such documents and with such other information respecting the Company as Seller may from time to time reasonably request; provided, however that prior to granting such access the Stockholders
           --------  -------
           shall enter into such confidentiality agreements as Purchaser may reasonably request with respect to such documents and information.

     13.13 Time of Essence.  Time is of the essence under this Agreement.
           ---------------

     IN WITNESS WHEREOF, Purchaser, the Company and each of the Stockholders have caused this Agreement to be duly executed on the day and year first above written.

                                            COMMUNICATIONS SYSTEMS
                                               INTERNATIONAL, INC.



                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________



                                            INTERNATIONAL TELEPHONE COMPANY



                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________



                                            STOCKHOLDERS:

                                            LYNCH FAMILY, LLC



                                            By:_________________________________
                                               John H. Lynch, Manager


                                            ____________________________________
                                            Philip A. Thomas


                                            ____________________________________
                                            Sean M. Thomas

                                   Exhibit A

                            Form of Escrow Agreement

                                   Exhibit B

                          Form of Consulting Agreement

                                   Exhibit C

                          Form of Employment Agreement

                                   Exhibit D

                             Officer's Certificate

                                   Exhibit E

                             Officer's Certificate

                                   Exhibit F

                       Registration Statement Information

                              SECOND AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS SECOND AMENDMENT is made as of the 5th day of August, 1998 to that certain STOCK PURCHASE AGREEMENT dated as of April 23, 1998, as previously amended by First Amendment to Stock Purchase Agreement ("First Amendment") dated as of June 30, 1998, (the "Agreement") among INTERNATIONAL TELEPHONE COMPANY, COMMUNICATION SYSTEMS INTERNATIONAL, INC., LYNCH FAMILY, LLC, SEAN M. THOMAS AND PHILIP A THOMAS. Capitalized terms which are used but not defined in this First Amendment shall have the same meaning as in the Agreement.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   The Agreement is hereby further amended as follows:

     (a) In Section 2.2(C), the amount of the "Cash Payments" are hereby increased from $3,400,000 to $3,500,000;

     (b) The "Standstill Payments" to be made by Purchaser shall include an additional payment of Twenty Five Thousand ($25,000) Dollars to made on or before August 14, 1998 (and Section 6.14 of the Agreement is hereby amended to provide for such a payment);

     (c) Prior to August 14, 1998, Purchaser shall cause to be paid to the Company all net sums then owing by Purchaser to the Company under the Reciprocal Telecommunications Agreement and/or for certain expenses advanced by the Company on behalf of Purchaser with respect to Purchaser's activities at the Company's Florida office (e.g., rent, telephone, payroll), which the Company currently estimates to be $150,000.00. The making of such payment is hereby included as an additional covenant on the part of Purchaser under Article VI of the Agreement and the failure of Purchaser to timely make such payment shall be a material breach by Purchaser under the Agreement;

     (d) Notwithstanding anything contained in Sections 2.2 or 11.7 or elsewhere in the Agreement to the contrary;

         (i) there shall be no Escrow Payments and the full amount of the $3,500,000.00 Cash Payments, less the Standstill Payments previously paid, shall be paid, in cash, payable by wire transfer or other immediately available funds on the Closing Date, payable one-third to each of the Stockholders; and

         (ii) Any amount to be recovered pursuant to Sections 11.7 on account of the WorldCom Dispute shall be exclusively recovered from set-offs from the Purchaser Common Stock based on the Fair Market Value of the Purchaser Common Stock; and

     (e) Pursuant to the terms of the Second Amendment to the Reciprocal Telecommunications Agreement, Purchaser has given the Company the right to run traffic across

Purchaser's lines, without charge to the Company, in order to recover the amounts payable by Purchaser under subparagraphs (b) and (c) above. In the event that Purchaser shall timely make the payments referred to in subparagraphs (b) and (c) above, or in the event that Purchaser allows the Company to recover said payments by running traffic across Purchaser's lines as described above, then the "Termination Date", as set forth in Section 12.1(a) of the Agreement, shall be further extended from July 31, 1998 to August 31, 1998.

2. Notwithstanding anything contained in Section 5.11 or elsewhere in the Agreement or in the Standstill Agreements to the contrary, the Company and the Stockholders shall have the right, at any time, to pursue discussions and negotiations with Ursus Telecom Corporation (and/or any affiliate of that entity), ("Ursus"), respecting a Competing Transaction (as defined in said
Section 5.11); provided, however, that no binding written agreement providing for a Competing Transaction with Ursus may be entered to, nor may a Competing Transaction with Ursus be consummated, in either case, on or before August 31, 1998.

3. Purchaser hereby agrees that, in the event that the Agreement is terminated pursuant to Section 12.1(a) of the Agreement or by the Company and/or the Stockholders pursuant to Section 12.1(b) of the Agreement, then, from on or after said termination, Purchaser shall be obligated to reimburse the Company for, and hold the Company harmless from and against all additional costs and expenses (e.g., rent and additional rent) paid or incurred by the Company in connection with the leasing by the Company of the additional 1,186.2 rentable square feet of space leased by Center Associates, Ltd. The parties acknowledge that the Company only leased said additional space to accommodate Purchaser and based upon the assumption that the Closing under the Agreement would take place.

4. As amended hereby, the Agreement and the First Amendment are hereby ratified and confirmed in all respects. This Second Amendment shall be binding upon and insure to the benefit of the parties and hereto and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day and year first above written.

                                             INTERNATIONAL TELEPHONE
                                             COMPANY


                                             BY: __________________________
                                                 John Lynch, President

                                             COMMUNICATION SYSTEMS
                                             INTERNATIONAL, INC.


                                             By:______________________________
                                                Patrick Scanlon, Its President


                                             LYNCH FAMILY, LLC


                                             By:_________________________
                                                John Lynch, Manager


                                             ____________________________
                                             PHILIP A. THOMAS


                                             ____________________________
                                             SEAN M. THOMAS

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            ------------------------

THIS FIRST AMENDMENT is made as of the 20 day of June, 1998 to that certain STOCK PURCHASE AGREEMENT dated as of April 23, 1998 (the "Agreement") among INTERNATIONAL TELEPHONE COMPANY, COMMUNICATION SYSTEMS INTERNATIONAL, INC., LYNCH FAMILY, LLC, SEAN M. THOMAS AND PHILIP A. THOMAS. Capitalized terms which are used but not defined in this First Amendment shall have the same meaning as in the Agreement.

   For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement is hereby amended as follows:

   (a) In Section 2.2(C), the amount of the "Cash Payments" are hereby increased from $3,300,00 to $3,400,000;

   (b) The "Standstill Payments" to be made by Purchaser shall include an additional payment of $25,000 to made on or before July 1, 1998 (and Section
6.14 of the Agreement is hereby amended to provide for such a payment);

   (c) On or prior to July 1, 1998, Purchaser shall cause to be paid to the company all net sums then owing by Purchaser to the Company under the Reciprocal Telecommunications Agreement and/or for certain expenses advanced by the Company on behalf of the Purchaser with respect to Purchaser's activities at the Company's Florida office (e.g., rent, telephone, payroll), which the Company currently estimates to be $225,000. The making of such payment is hereby included as an additional covenant on the part of Purchaser under Article VI of the Agreement and the failure of Purchaser to timely make such payments shall be a material breach by Purchaser under the Agreement;

   (d) Notwithstanding anything contained in Section 5.11 or elsewhere in the Agreement or in the Standstill Agreements to the contrary, the Company and the Stockholders shall have the right, at any time, to pursue discussions and negotiations with Ursus Telecom Corporation (and/or any affiliates of that entity), ("Ursus"), respecting a Competing Transaction (as defined in said
Section 5.11); provided, however, that no binding written agreement providing for a Competing Transaction with Ursus may be entered to, nor may a Competing Transaction with Ursus be consummated, in either case, on or before July 31, 1998; and

   (e) In the event that Purchaser shall timely make the payments referred to in subparagraphs (b) and (c) above, then the "Termination Date", as set forth in
Section 12.1(a) of the Agreement, shall be extended from June 30, 1998 to July 31, 1998.

2. Purchaser hereby agrees that, in the event that the Agreement is terminated by the Company and/or the Stockholders pursuant to Sections 12.1(a) or (b) of the Agreement, then, from on or after said termination, Purchaser shall be obligated to reimburse the Company for, and hold the Company harmless from and against all additional costs and expenses (e.g., rent, and additional rent) paid or incurred by the Company in connection with the leasing by the Company of the additional 1,186.2 rentable square feet of space leased by the Company under the Third Amendment to Lease by and between the Company and Corporate Center Association, Ltd. The parties acknowledge that the Company only leased said additional space to accommodate Purchaser and based upon the assumption that the Closing under the Agreement would make plans.

3. As amended hereby, the Agreement is hereby ratified and confirmed in all respects. This First Amendment shall be binding upon and inure to the benefit of the parties and hereto and their respective heirs, legal representatives, successors, and assigns.

   IN WITNESS THEREOF, the undersigned have executed this First Amendment as of this day and year first above written.

                                             INTERNATIONAL TELEPHONE
                                             COMPANY


                                             BY:___________________________
                                                John Lynch, President


                                             COMMUNICATION SYSTEMS
                                             INTERNATIONAL, INC.


                                             By:____________________________
                                                Patrick Scanlon, Its President


                                             LYNCH FAMILY, LLC


                                             By:_________________________
                                                John Lynch, Manager


                                             ____________________________
                                             PHILIP A. THOMAS



                                             ____________________________
                                             SEAN M. THOMAS

                                      -2-